Exhibit 99.3

May 3, 2023

Dear Shareholders,

I try not to write shareholder letters unless there is something interesting to impart. Today there is.

To cut to the chase, over the past several years we have been working to determine a geological assessment of the rare earth element (“REE”) potential of our fee-owned Brook Mine near Sheridan, Wyoming. We explored this first under our research partnership with the Department of Energy’s National Energy Technology Laboratory (“NETL”) and more recently also with our independent reserve geologist, Weir International, Inc. (“Weir”).

Based upon extensive and on-going core drilling and independent chemical analysis, NETL and Ramaco now believe that the Brook Mine contains the largest unconventional deposit of REEs discovered to date in the United States. It has also been determined to hold meaningful amounts of valuable individual REEs with magnetic properties, the most important being neodymium and praseodymium as well as heavier HREEs such as terbium and dysprosium. Indeed, the mine may also be one of the most significant deposits of magnetic REEs discovered in the United States.

Weir estimates from initial testing shows the Brook Mine site contains a range of approximately 640,000-800,000 tons of in place 100% TREO (total rare earth oxide) with no cutoff in concentration. Of these totals, a range of between 181,000 and 226,000 tons or roughly 28% are magnetic REEs. The reserves are also low in any form of radioactive materials such as thorium. The deposits are found at reasonably shallow depths primarily in softer clay and related strata above and below our coal seams.

These current observations are made from an assessment of 4,500 acres, less than one third of the total 15,800-acre area of the Brook Mine. That area however is already permitted, and mining could be fast tracked to be initiated later this year. More drilling and testing will continue to determine the ultimate size and character of the REE opportunity over the entire area, including the property that has not yet been assessed.

An additional 11,300 contiguous acres can be permitted in the future to potentially both increase and scale the size of the opportunity. We believe that the coals and intervening clay like strata layers contained within this additional unpermitted acreage were geologically deposited in similar ways as those contained within the current permit boundary.

We are attaching to this letter an Exploration Target report independently prepared by Weir which sets forth the geological and chemical findings determined to date along with additional background detail. Weir’s technical report can also be found on our website at www.ramacoresources.com.

There is a line from the play Hamilton that “It’s nice to have Washington on your side.” As background, several years ago, as part of our research partnership with NETL we provided them older drill coring from the Brook Mine as part of their national assessment program on REEs. After their testing and analysis, NETL informed us that our property might contain meaningful concentrations of REEs. As a result, over the past 18 months we have been engaged in an extensive core drilling and chemical analysis program to further assess the resource and reserve definition of the REEs and to collect samples for on-going metallurgical testing.

We are now evaluating the overall business proposition of developing these critical minerals to their highest value proposition to Ramaco, and frankly also to the country. Ramaco’s Board has authorized the continued further quantitative and qualitative assessment on both the REE deposits and various processing and refining techniques working alongside NETL. Ramaco will provide quarterly updates on our progress from both an assessment and development perspective.

We of course recognize that any new mine project, especially one involving emerging technology, is fraught with uncertainty. There is much work to do before we can determine the ultimate commercial feasibility of REE extraction at the Brook Mine.

However, if that assessment proves up the viability of the project, we view this as an important new direction for Ramaco and an opportunity for transition. We could ultimately combine the mining and development of valuable critical and strategic REE minerals in the West, with our current core business of metallurgical coal production in Appalachia.

We would approach this unique new activity with the same conservative capital expenditure and development discipline that we have applied to our metallurgical coal business. Because of growing cash flow generation from our portfolio of metallurgical coal production, we are well positioned to allocate initial capital to begin a step-by-step development program. It is our current thinking that the ultimate overall project development would be financed incrementally from internal cash flow.

The majority of REE deposits outside of China are associated with “conventional” mines and found in igneous hard rock deposits, which makes them both difficult and expensive to mine and process. The geological analysis to date confirms that the Brook Mine’s “unconventional” REE deposits are found primarily in clay, claystone, carbonaceous shale and siltstone strata located above and below our coal seams. These are relatively shallow deposits found in softer organic material. It is therefore expected they can be mined using normal surface mining techniques and processed in a more economic and environmental manner than conventional REE mines.

We have now drilled approximately 131 core holes targeting the mineralization and have conducted chemical tests on over 965 core samples from 35 distinct core holes located across the Brook Mine. This analysis was performed using portable x-ray fluorescence (“XRF”) devices on site and by independent laboratories using an analytic technique called inductively coupled plasma (“ICP”) chemical spectroscopy.

The Brook Mine has also been found to have over 90% of its distributed REE concentrations in the average of 200-300 parts per million (ppm) range spread across all acreage that has been tested, with higher concentrations of over 2,700 ppm found in isolated locations. To date, all core holes have tested positive for REE concentrations drilled across the breath of the property.

Although the amount of overall REE ppm concentrations are lower than found in “conventional” hard rock minerals, the overall level of concentrations is both consistent as well as higher than ppm concentrations usually found in other “unconventional” deposits. Indeed, in China, which possesses the world’s largest quantities of known REEs, the highest value commercial REEs are mined from unconventional ionic adsorption clay deposits. This is because the cost of mining, processing and refinement is meaningfully lower than from conventional hard minerals.

We believe the REE mineral and related strata material will be capable of being mined using traditional low-cost surface mining techniques. The general “softness” of the clay and other strata located above and below the coal seams, also means that the mined material should be able to be processed in a both substantially more economic, as well as environmental manner than “conventional” REEs. To process REEs found in hard rock minerals such as monazite, bastnaesite, xenotime requires both heavy crushing and grinding, as well as the use of highly caustic chemical and acid processing.

The cumulative cost and environmental aspects of both the processing and refinement of REEs has a critical bearing on the ultimate economic value of the deposit. This development path takes the REEs from a mineral deposit then to a concentrate, to an oxide and finally to a metal or magnet. In the case of the Brook Mine, we currently believe that processing these unconventional REEs into a concentrate may involve forms of physical separation similar to our metallurgical coal preparation plants in Appalachia and only require the use of mild solvents.

In the mining business, if one is fortunate enough to discover an unexpected mineral deposit of this unique value and dimension, it is hubris to claim that you knew what you were looking for. In our case though, perhaps we might get some credit for showing the curiosity over the past ten years that there might be more to the possible uses of coal than conventional wisdom suggests.

During that time, Ramaco, along with our partners at the National Labs such as NETL and Oak Ridge — as well as other research institutes, universities, and strategic groups — have explored the research and development of alternative uses of coal, which we like to refer to as “carbon ore”. Aside from power combustion or steel production, we have felt that carbon ore could be used as a feedstock to make higher value advanced carbon products and materials, or as a source of critical minerals.

Perhaps fate loves irony. We have often used the phrase, “Coal is too valuable to burn.” Coal and its contiguous strata may become a source of valuable and strategically needed rare earth elements for this country. This discovery might provide an interesting new path for a much-maligned, as well as one of our nation’s most abundant natural resources.

All the best-

Randall W. Atkins
Chairman and Chief Executive Officer

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this letter constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Ramaco Resources’ expectations or beliefs concerning guidance, future events, anticipated revenue, future demand and production levels, macroeconomic trends, the development of ongoing projects, costs and expectations regarding operating results, and it is possible that the results described in this letter will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ramaco Resources’ control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. These factors include, without limitation, risks related to the timing of the mining discussed in this letter and the Company's ability to successfully pursue such mining. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ramaco Resources does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ramaco Resources to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Ramaco Resources’ filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The risk factors and other factors noted in Ramaco Resources’ SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

TECHNICAL REPORT SUMMARY BROOK MINE PROPERTY RARE EARTH ELEMENT EXPLORATION TARGET PREPARED FOR RAMACO RESOURCE, INC. MAY 2023 PROJECT NO. 6371.3 Mining, Geology and Energy Consultants Weir International, Inc. WEIR

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page i Notice Weir International, Inc. (WEIR) was retained by Ramaco Resources, Inc. (Ramaco, NASDAQ: METC) to prepare this Technical Report Summary (TRS) related to Ramaco’s Rare Earth Element (REE) Exploration Target. This report provides a statement of Ramaco’s REE Exploration Target located within its mineral holdings at the planned Brook Mine near Sheridan, Wyoming. This TRS has been prepared in accordance with the United States Securities and Exchange Commission (SEC), Regulation S-K 1300 for Mining Property Disclosure (S-K 1300) and 17 Code of Federal Regulations (CFR) § 229.601(b)(96)(iii)(B) reporting requirements. This report was prepared for the sole use of Ramaco, and its affiliates and is effective as of April 30, 2023. This report was prepared by WEIR personnel who meet the SEC’s definition of Qualified Persons (QPs), with sufficient experience in the relevant type of mineralization and deposit under consideration in this report. In preparing this report, WEIR relied upon data, written reports and statements provided by Ramaco. WEIR has taken all appropriate steps, in its professional opinion, to ensure the information provided by Ramaco is reasonable and reliable for use in this report. The accuracy of Exploration Target estimates is, in part, a function of the quality and quantity of available data at the time this report was prepared. Estimates presented herein are considered reasonable, however, the estimates should be accepted with the understanding that with additional data and analysis subsequent to the date of this report, the estimates may necessitate revision, which may be material. Certain information to be set forth in this report may contain “forward-looking information”. These statements are not guarantees of future performance and undue reliance should not be placed on these estimates. The assumptions used to develop forward-looking information and the risks that could cause the actual results to differ materially are detailed in the body of this report. WEIR and its personnel are not affiliates of Ramaco or any other entity with ownership, royalty or other interest in the subject property of this report. WEIR hereby consents to the use of Ramaco’s REE Exploration Target estimates, as of April 30, 2023. Qualified Person: /s/ Weir International Date: May 2, 2023 Address: Weir International, Inc. 1431 Opus Place, Suite 210 Downers Grove, Illinois 60515

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page ii TABLE OF CONTENTS Page 1.0 Executive Summary 1 1.1 Property Description 1 1.2 Geological Setting and Mineralization 3 1.3 Development and Operations 3 1.4 Exploration 3 1.5 Exploration Target Tonnage Estimate 5 1.6 Conclusions and Recommendations 6 2.0 Introduction 8 2.1 Registrant 8 2.2 Terms of Reference and Purpose 8 2.3 Sources of Information and Data 9 2.4 Details of the Personal Inspection of the Property 10 2.5 Previous Technical Report Summary 10 3.0 Property Description 11 3.1 Property Location 11 3.2 Property Area 11 3.3 Property Control 12 3.4 Mineral Control 15 3.5 Significant Property Encumbrances and Permit Status 20 3.6 Significant Property Factors and Risks 21 3.7 Royalty Interest 21 4.0 Accessibility, Climate, Local Resources, Infrastructure, and Physiography 22 4.1 Topography, Elevation, and Vegetation 22 4.2 Property Access 22 4.3 Climate and Operating Season 22 4.4 Infrastructure 23 5.0 History 24 5.1 Previous Operations 24 5.2 Previous Exploration and Development 25 6.0 Geological Setting, Mineralization, and Deposit 26 6.1 Regional, Local, and Property Geology 26 6.1.1 Regional Geology 26 6.1.2 Local Geology 26 6.1.3 Property Geology 27 6.2 Mineral Deposit Type 27 6.3 Geological Model 27 6.4 Stratigraphic Column and Cross Section 29 7.0 Exploration 33 7.1 Drilling 33 7.1.1 Planned Drilling 36

Technical Report Summary
Brook Mine Property - Rare Earth Element Exploration Target
Prepared for Ramaco Resources, Inc.

7.0	**Exploration (continued)**	
7.2	Non-Drilling Exploration	37
7.3	Hydrogeological Data	37
7.4	Geotechnical Data	37
7.5	Other Relevant Drilling Data	37
7.6	Exploration Target	37
7.6.1	Assumptions, Parameters, and Methods	38
7.6.2	Estimates of Exploration Target Tonnage and Grade	40
7.6.3	Uncertainty in Estimates of Tonnage	44
7.7	Additional Commodities or Mineral Equivalent	46
8.0	**Sample Preparation, Analyses, and Security**	**47**
8.1	Sample Preparation Methods, Analysis, and Quality Control	47
9.0	**Data Verification**	**51**
9.1	Data Verification Procedures	51
9.2	Data Verification Limitations	52
9.3	Adequacy of Data	52
10.0	**Mineral Processing and Metallurgical Testing**	**54**
11.0	**Mineral Resource Estimates**	**55**
12.0	**Mineral Reserve Estimates**	**56**
13.0	**Mining Methods**	**57**
14.0	**Processing and Recovery Methods**	**58**
15.0	**Infrastructure**	**59**
16.0	**Market Studies**	**60**
17.0	**Environmental Studies, Permitting, and Local Individuals or Groups Agreements**	**61**
18.0	**Capital and Operating Costs**	**62**
19.0	**Economic Analysis**	**63**
20.0	**Adjacent Properties**	**64**
21.0	**Other Relevant Data and Information**	**65**
22.0	**Interpretations and Conclusions**	**66**
23.0	**Recommendations**	**67**
24.0	**References**	**68**
25.0	**Reliance on Information Provided by the Registrant**	**69**

FIGURES

Figure 1.1-1	General Location Map	2
Figure 6.4-1	Brook Mine Property Stratigraphic Column	30
Figure 6.4-2	Typical Stratigraphic Cross Sections	31
Figure 6.4-3	Block Model Cross Sections with Average TREE Values	32
Figure 7.1-1	Comparative Analysis of Promisivity	34
Figure 7.1-2	Drill hole Locations	35
Figure 7.6-1	Estimated TREO Grade Distribution	41
Figure 7.6-2	Estimated REO Tonnage by Zone	41
Figure 7.6-3	Estimated TREO Distribution by Oxide	42
Figure 7.6-4	Estimated TREO Distribution by Lithology Type	43
Figure 7.6-5	Map of Exploration Target Composited TREO Grade	44
Figure 8.1-1	LaCeY versus TREE Regression Analysis	48

May 2, 2023 Page iii

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page iv TABLES Table 1.4-1 Drilling Programs 4 Table 1.5-1 Rare Earth Elements 5 Table 1.5-2 In-Place REO Exploration Target Tonnage and Grade Estimates 6 Table 2.2-1 Rare Earth Elements 9 Table 3.3-1 REE Exploration Target Property Control 13 Table 3.4-1 REE Exploration Target Mineral Control 16 Table 6.3-1 Stratigraphic Model Interpolators 28 Table 7.1-1 Drilling Programs 35 Table 7.6-1 REE to REO Conversions 38 Table 7.6-2 Rare Earth Elements 39 Table 7.6-3 In-Place REO Exploration Target Tonnage and Grade Estimate 40 Table 7.6-4 TREO Distribution by Lithology Group 43 Table 8.1-1 ICP Testing Laboratories 49 Table 8.1-2 ICP Assay Reporting Limits 50 Table 25.1 Information Relied Upon from Registrant 69 APPENDIX Appendix A REE Exploration Target, Geological Cross Sections Appendix B Drill Hole Database

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 1 1.0 EXECUTIVE SUMMARY WEIR was retained by Ramaco Resources, Inc. (Ramaco) to prepare a Technical Report Summary (TRS) related to Ramaco’s Rare Earth Element (REE) Exploration Target. This report has been prepared in accordance with the United States Securities and Exchange Commission (SEC), Regulation S-K 1300 for Mining Property Disclosure (S-K 1300) and 17 Code of Federal Regulations (CFR) § 229.601(b)(96)(iii)(B) reporting requirements. 1.1 PROPERTY DESCRIPTION The REE Exploration Target is located within Ramaco’s mineral holdings at its planned Brook Mine Property located approximately seven miles north of Sheridan, Wyoming in Sheridan County. The Burlington Northern Railroad and Interstate 90 are located along the southern boundary of the current Brook Mine permit area. The Brook Mine Property is situated in the Sheridan Coal Field in the northwestern portion of the Powder River Basin (PRB) coal producing region of the of the United States (see Figure 1.1-1). The United States Geological Survey (USGS) 7.5-minute quadrangle maps are Acme, Hultz Draw, Monarch, and Sheridan. The Brook Mine Property consists of approximately 15,800 acres of Ramaco owned and leased mineral holdings located in Sheridan County, Wyoming. Ramaco acquired the Brook Mine Property in 2011 from the Sheridan-Wyoming Coal Company. When Ramaco began development of the Brook Mine Property as a thermal coal resource in 2012, Ramaco originally permitted approximately 4,600 acres that it regarded as the optimal area for a new surface coal mine. As Ramaco began further core drilling exploration in 2021 and 2022 relative to REE exploration, Ramaco decided to continue to drill in areas within the original permit boundary in order to leverage the existing drilling core available for sampling. As such, the REE Exploration Target is limited to the current permit boundary of the Brook Mine Property. Ramaco has indicated its intention to proceed with additional drilling and assessment of additional areas of the Brook Mine Property to assess the potential for expanding its REE Exploration Target beyond the current permit boundary.

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 2 Figure 1.1-1 General Location Map

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 3 1.2 GEOLOGICAL SETTING AND MINERALIZATION The Sheridan Coal Field is within the northwestern portion of the PRB. The regional geology of this area is characterized by a sequence of sedimentary rocks that formed during the Late Cretaceous to early Paleocene Period. The stratigraphic sequence consists of interbedded sandstones, mudstones, and coal seams that were deposited in fluvial, deltaic, and lacustrine environments. The primary coal seams that may be associated with REEs on the Brook Mine Property, in descending stratigraphic order, are the Dietz 1, Dietz 2, Dietz 3, Monarch, Upper Carney, Lower Carney, and Masters. There are also seven unnamed minor coal seams below the Masters Seam. The REEs are believed to have been incorporated into the coal during its formation and are found in association with clay minerals and organic matter in the coal seams. Interburden between the coal seams also contain elevated levels of REEs, primarily in clays, carbonaceous clays, shales, and siltstones not necessarily associated with the coal seams. 1.3 DEVELOPMENT AND OPERATIONS The REE Exploration Target is currently in an exploration stage. The current phase of exploration drilling, sampling, and analysis is planned to be completed by October 2023. Ramaco anticipates that once the ongoing 100-hole exploration program is completed, it will continue drilling on the current area, and other areas of the Brook Mine Property (beyond the area defined in this Exploration Target). This additional exploration plan is yet to be finalized. 1.4 EXPLORATION Drilling has served as the primary form of exploration on the REE Exploration Target area. A Total of 131 drill holes have served to define the Exploration Target. This drilling data consists of 31 coal exploration drill holes, drilled by a previous property owner, as well as 100 holes drilled by Ramaco. A geological model was built using all 131 exploration drill holes. Approximately 121 of these drill holes are within the currently permitted REE Exploration Target area.

Technical Report Summary
Brook Mine Property - Rare Earth Element Exploration Target
Prepared for Ramaco Resources, Inc.
WEIR

In addition to detailed geological logging, drill core obtained by Ramaco was subjected to both X-Ray Fluorescence (XRF) and Inductively Coupled Plasma - Mass Spectrometry (ICP) REE quality laboratory analysis.

A summary of the drilling data available to date for the Brook Mine Property is summarized in Table 1.4-1 as follows:

Table 1.4-1 Drilling Programs

					Base Data				Quality Analysis					
	Drill Holes		Hole Type		Drill Hole	Geophysical	Downhole Deviation	Geologist's	XRF Analysis			ICP Analysis		
Exploration Program	Count	Depth (Ft)	Rotary	Core	Header	Logs	Log	Log	Holes	Samples	Feet	Holes	Samples	Feet
Previous Coal Drilling	31	7,181	-	31	31	-	-	3	-	-	-	-	-	-
2019 Drilling	6	1,088	-	6	6	-	-	6	3	124	74	2	72	48
2021-2022 Drilling	14	1,937	-	14	14	14	-	14	14	2,216	663	4	143	140
2022-2023 Drilling[1]	80	16,777	-	80	80	-	-	80	41	13,143	3,146	29	750	617
Total	131	26,983		131	131	14		103	58	15,483	3,883	35	965	805

[1] Through April 22, 2023

As the XRF data collected does not provide reliable measurements of all REE concentrations, it is not incorporated into the quantitative analysis of this report. XRF data is only used procedurally to assist in identifying zones to be sent for ICP confirmatory analysis. Aside from the exclusion of these XRF scanning results, no data collected as a result of known exploration programs to date has been omitted from the input, analysis, or results reported in this TRS.

While all 131 drill holes detailed above are incorporated into the geological structure model used to define the Exploration Target, it is the 965 ICP assays from 35 drill holes that support the estimates of REE tonnage and grade. These ICP quality data points provide sufficient coverage of the property to allow for the estimation of in-place REE tonnage and grade.

It is WEIR's opinion that the adequacy of sample preparation, security, and analytical procedures for holes that were drilled by Ramaco, after acquiring the property, are acceptable and that these analytical procedures meet typical industry standards.

The adequacy of sample preparation, security, and analytical procedures are generally unknown for holes that were drilled prior to Ramaco acquiring the property. However, the geologist's logs for these holes contain sampling descriptions and lithologic descriptions that are sufficiently detailed to ascertain that an experienced geologist supervised the drilling and sampling.

May 2, 2023 Page 4

Technical Report Summary
Brook Mine Property - Rare Earth Element Exploration Target
Prepared for Ramaco Resources, Inc.

1.5 EXPLORATION TARGET TONNAGE ESTIMATE

The REEs and relative categorizations, as defined for purposes of this TRS, are summarized in Table 1.5-1 as follows:

Table 1.5-1 Rare Earth Elements

Symbol	Element	Atomic Number	Heavy/ Light	Primary Magnetic	Secondary Magnetic	Critical Mineral [1]
Sc	Scandium	21	-	-	-	Yes
Y	Yttrium	39	-	-	-	Yes
La	Lanthanum	57	Light	-	-	Yes
Ce	Cerium	58	Light	-	-	Yes
Pr	Praseodymium	59	Light	Yes	-	Yes
Nd	Neodymium	60	Light	Yes	-	Yes
Pm	Promethium	61	-	-	-	-
Sm	Samarium	62	Light	-	Yes	Yes
Eu	Europium	63	-	-	-	Yes
Gd	Gadolinium	64	-	-	Yes	Yes
Tb	Terbium	65	-	Yes	-	Yes
Dy	Dysprosium	66	-	Yes	-	Yes
Ho	Holmium	67	Heavy	-	Yes	Yes
Er	Erbium	68	Heavy	-	-	Yes
Tm	Thulium	69	Heavy	-	-	Yes
Yb	Ytterbium	70	Heavy	-	-	Yes
Lu	Lutetium	71	Heavy	-	-	Yes

[1] U.S. Geological Survey

WEIR's evaluation of Ramaco's REE Exploration Target was conducted in accordance with Regulation S-K 1300, and WEIR notes that:

- Ranges of tonnage and grade of the Exploration Target are conceptual in nature
- There has been insufficient exploration of Ramaco's property to reasonably estimate a Mineral Resource
- It is uncertain if further exploration will result in the estimation of a Mineral Resource
- The Exploration Target does not represent, and should not be construed to be, an estimate of a Mineral Resource or Mineral Reserve

The geological model described in Section 6.3 served as the basis for the development of the Brook Mine Property Exploration Target tonnage and grade estimates. Tonnage is reported as in-place Rare Earth Oxide (REO) weights.

May 2, 2023 Page 5

Technical Report Summary
Brook Mine Property - Rare Earth Element Exploration Target
Prepared for Ramaco Resources, Inc.

The Brook Mine Property Exploration Target in-place Total Rare Earth Oxides (TREO) tonnage, as of April 30, 2023, ranges between 636-795 thousand tons, with a grade ranging between 245-307 ppm. In-place REO Exploration Target tonnage and grade estimates by category are summarized in Table 1.5-2 as follows:

Table 1.5-2 In-Place REO Exploration Target Tonnage and Grade Estimates

			Primary Magnetics		Secondary Magnetics		Heavy		Light		Total	
Range	Volume (M CY)	Mass (M Tons)	Tons (000)	Grade (ppm)	Tons (000)	Grade (ppm)	Tons (000)	Grade (ppm)	Tons (000)	Grade (ppm)	Tons (000)	Grade (ppm)
Low	1,383	2,667	145	54	36	14	17	6	504	189	636	245
High	1,383	2,667	181	68	45	17	21	8	630	236	795	307

Notes:

- Tonnage estimates reported above are not Mineral Resources or Mineral Reserves and do not meet the threshold for reserve modifying factors, such as estimated economic viability, that would allow for conversion to mineral reserves. There is no certainty that any part of the Exploration Target tonnage estimates will be converted into Mineral Resources or Mineral Reserves.
- The Exploration Target tonnage estimates are based on actual exploration results from 131 drill holes and 965 ICP samples.
- No TREO cut-off grade was applied.
- The ranges of tonnage and grade of the Exploration Target could change as future exploration activities are completed.
- Numbers in the table have been rounded to reflect the accuracy of the estimate and may not sum due to rounding.

The ranges of tonnage and grade of the REE Exploration Target could change as future proposed exploration activities are completed.

1.6 CONCLUSIONS AND RECOMMENDATIONS

Since 2019, Ramaco has been exploring the potential of a REE deposit within its Brook Mine Property. Each successive exploration program since then has added continued definition of the deposit. While the current exploration program is ongoing, as of April 30, 2023, there is sufficient data to clearly define the Brook Mine Property REE Exploration Target.

The Brook Mine Property Exploration Target in-place TREO tonnage, as of April 30, 2023, ranges from 636 to 795 thousand tons, with a grade ranging from 245 to 307 ppm. The Primary Magnetic REEs (PMREEs) and Secondary Magnetic REEs (SMREEs) are estimated to represent 22.6 and 5.2 percent of the TREOs, respectively. While REOs exist in both the coal and interburden zones modeled, REOs are concentrated to a higher degree within the

May 2, 2023 Page 6

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 7 interburdens, with over 65 percent of the estimated REO tonnage located within clay and siltstone formations. Ramaco’s sample collection, preparation, security, and testing protocols are well documented and suffice to provide consistent, reliable, and verifiable data. These protocols should be maintained throughout the continued exploration program and any subsequent extensions of the current exploration program. As with any exploration state mineral mining project, there are risks and uncertainties associated with TREO tonnage and grade estimates. While existing drill hole density provides strong confidence in structural modeling, continued ICP testing will necessarily fill-in existing gaps in the modeling of REO concentrations. Regardless of the care taken in defining this Exploration Target, tonnage estimates reported throughout this TRS are not Mineral Resources or Mineral Reserves and do not meet the threshold for reserve modifying factors that would allow for conversion to Mineral Reserves. There is no certainty that any part of the Exploration Target tonnage estimates will be converted into Mineral Resources or Mineral Reserves.

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 8 2.0 INTRODUCTION 2.1 REGISTRANT WEIR was retained by Ramaco (Nasdaq: METC) to prepare a TRS related to Ramaco’s REE Exploration Target. The REE Exploration Target is located within Ramaco’s mineral holdings at its planned Brook Mine Property located approximately seven miles north of Sheridan, Wyoming. 2.2 TERMS OF REFERENCE AND PURPOSE This TRS was prepared specifically for Ramaco’s REE Exploration Target. The tonnages within the REE Exploration Target have been classified in accordance with SEC mining property disclosure rules under Subpart 1300 and Item 601 (96)(B)(iii) of Regulation S-K. Unless otherwise stated, all quantities, qualities, distances, and currencies are expressed in United States customary units. Despite the presence of coal within the Brook Mine Property, this TRS does not report estimates of coal tonnage or quality associated with Ramaco’s coal mineral holdings. Under Regulation S-K 1300, an Exploration Target is defined as a statement or estimate of the exploration potential of a mineral deposit in a defined geological setting where the statement or estimate, quoted as a range of tonnage and a range of grade (or quality), relates to mineralization for which there has been insufficient exploration to estimate a Mineral Resource. REEs are comprised of a group of 17 chemically similar elements that include the Lanthanoids (atomic numbers 57-71), and Scandium and Yttrium. These elements are critical in the manufacturing of advanced materials, and development of new technologies supporting the United States’ infrastructure, defense, and energy needs. REEs are typically found in bedrock and regolith-hosted geologic ore deposits. Domestic coal deposits have also been identified as promising sources of REE and other critical minerals. The REEs and relative categorizations, as defined for purposes of this TRS, are summarized in Table 2.2-1 as follows:

Technical Report Summary
Brook Mine Property - Rare Earth Element Exploration Target
Prepared for Ramaco Resources, Inc.
WEIR

Table 2.2-1 Rare Earth Elements

Symbol	Element	Atomic Number	Heavy/ Light	Primary Magnetic	Secondary Magnetic	Critical Mineral [(1)]
Sc	Scandium	21	-	-	-	Yes
Y	Yttrium	39	-	-	-	Yes
La	Lanthanum	57	Light	-	-	Yes
Ce	Cerium	58	Light	-	-	Yes
Pr	Praseodymium	59	Light	Yes	-	Yes
Nd	Neodymium	60	Light	Yes	-	Yes
Pm	Promethium	61	-	-	-	-
Sm	Samarium	62	Light	-	Yes	Yes
Eu	Europium	63	-	-	-	Yes
Gd	Gadolinium	64	-	-	Yes	Yes
Tb	Terbium	65	-	Yes	-	Yes
Dy	Dysprosium	66	-	Yes	-	Yes
Ho	Holmium	67	Heavy	-	Yes	Yes
Er	Erbium	68	Heavy	-	-	Yes
Tm	Thulium	69	Heavy	-	-	Yes
Yb	Ytterbium	70	Heavy	-	-	Yes
Lu	Lutetium	71	Heavy	-	-	Yes

[(1)] U.S. Geological Survey

2.3 SOURCES OF INFORMATION AND DATA

The primary information used in this study was obtained from the following sources:

- Mineral and surface ownership maps, and supplemental files were provided by Ramaco
- Drilling geological data was provided by Ramaco and WWC Engineering. The geological data includes drill hole information such as driller's logs, geologist's logs, both full and partial scans of geophysical logs, survey data, and MS Excel™ (Excel) versions of drill hole survey and lithology data
- XRF REE quality laboratory analysis was provided by Ramaco
- ICP REE quality laboratory analysis was conducted by third-party laboratories and provided by Ramaco
- Interviews between WEIR personnel and Ramaco personnel including:
    - Chief Executive Officer
    - Chief Operating Officer
    - Senior Vice President and Chief Administrative Officer
    - Senior Vice President and Chief Mine Development Officer

May 2, 2023 Page 9

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 10 ➢ Director of Development for Carbon Products ➢ Director of Life Sciences ➢ Manager of Laboratory Technologies ➢ Laboratory Technician ➢ Contract Geologist ➢ Contract Driller A detailed list of all data received and reviewed for this study is provided in Sections 24.0 and 25.0 of this TRS. 2.4 DETAILS OF THE PERSONAL INSPECTION OF THE PROPERTY WEIR personnel did not conduct a site visit to the Brook Mine Property. At this early stage of exploration, WEIR relied on photographs and other documentation of on-site procedures. WEIR reviewed photographs of each phase of the exploration process including drilling, core logging, core preservation, sample preparation, and sample testing. Further, between January and April 2023, WEIR participated in weekly video conferences with Ramaco personnel and its third-party consultants regarding progress on drilling, on-site scanning, sample preparation, third-party laboratory testing, and other site work, planning, and logistics. 2.5 PREVIOUS TECHNICAL REPORT SUMMARY This TRS is an initial disclosure of an REE Exploration Target for the Brook Mine Property.

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 11 3.0 PROPERTY DESCRIPTION 3.1 PROPERTY LOCATION The REE Exploration Target is located within Ramaco’s mineral holdings at its Brook Mine Property, located approximately seven miles north of Sheridan, Wyoming in Sheridan County. The Burlington Northern Railroad and Interstate 90 are located along the southern boundary of the current Brook Mine permit area. The REE Exploration Target and the Brook Mine Property are situated in the Sheridan Coal Field in the northwestern portion of the PRB coal producing region of the of the United States (see Figure 1.1-1). The USGS 7.5-minute quadrangle map sheets are Acme, Hultz Draw, Monarch, and Sheridan, and the property lies within Townships 56 and 57 North, Ranges 84 and 85 West. 3.2 PROPERTY AREA The Brook Mine Property consists of over 15,800 acres of Ramaco owned and leased mineral holdings located in Sheridan County, Wyoming. Ramaco acquired the Brook Mine Property in 2011 from the Sheridan-Wyoming Coal Company. When Ramaco began development of the Brook Mine Property as a thermal coal resource in 2012, Ramaco originally permitted approximately 4,600 acres that it regarded as the optimal area for a new surface coal mine. As Ramaco began further core drilling exploration in 2021 and 2022 relative to REE exploration, Ramaco decided to continue to drill in areas within the original permit boundary in order to leverage the existing drilling core available for sampling. As such, the REE Exploration Target is limited to the permit boundary of the Brook Mine Property. Ramaco has indicated its intention to proceed with additional drilling and assessment of the entire Brook Mine Property to assess the potential for expanding its REE Exploration Target beyond the current permit boundary. Ramaco’s properties and facilities in the Sheridan, Wyoming area include the Brook Mine (which is currently undeveloped), the iCAM (Innovating Carbon Advanced Materials) Center, and the iPark Center. The iCAM Center is the first integrated carbon resource, research and development, and production facility. It hosts research professionals from national laboratories, universities, private research groups, government organizations, as well as manufacturing organizations in

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 12 laboratory, pilot-plant, and permanent operating facilities. The iCam Center promotes collaboration to achieve innovations around advanced uses for carbon. The iPark Center is intended to become a next generation mine-mouth “coal to products” manufacturing facility, with zero net emissions. Located next to the Brook Mine Property, operations at the iPark Center intend to utilize coal from the mine to create high-value carbon products. These products include carbon fiber, graphene, graphite, carbon nano tubes, carbon dots, carbon-based resins, carbon-based building products, medical products, and activated carbon. 3.3 PROPERTY CONTROL Ramaco was granted a mineral deed from the Sheridan-Wyoming Coal Company (SWCC) on August 17, 2011. SWCC had previously deeded the surface rights, as described in Table 3.3- 1, to Big Horn Coal Company on June 28, 1954 and recorded in Deed Book 98, Page 127 in the Sheridan County Courthouse. The deed grants Ramaco all coal and other minerals contained in all of the lands described in Table 3.3-1, together with the right to mine, explore, drill, extract, and remove the same. The deed also grants Ramaco the right to use surface lands, as needed, to mine, explore, drill, extract, and remove said coal and other minerals. Further, the deed grants that should Ramaco mine, drill, explore, extract, and remove coal or other minerals and utilize any part of the surface lands in connection with those activities, Ramaco will remain free from any liability or claim for damage to the surface of said lands related to subsidence or other injury to the surface of said lands resulting from such operations. Ramaco was granted a Surface Owner Consent and Surface Use Agreement from Padlock Ranch Company on September 1, 2016. The agreement provided Ramaco with surface owner consent to mining the land located in Sheridan County, Wyoming, as described in Table 3.3-1 below. Ramaco also entered an agreement with Taylor Investments, LLC (Taylor), effective August 22, 2012, that granted Ramaco the exclusive right and privilege to enter and use all the surface of the lands as may be convenient and necessary for mining the fee coal owned by Ramaco underlying the lands for a period of 20 years, as described in Table 3.3-1 (Taylor Surface Lands - Ramaco Fee Coal), as well as the exclusive right and privilege to mine, extract, and remove all of the coal deposits, and other minerals comingled therewith, in and under the lands

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 13 described in Table 3.3-1 (Taylor Surface Lands - Taylor/Legerski Fee Coal) for a period of 20 years. Table 3.3-1 REE Exploration Target Property Control Bighorn Coal Company Surface Lands Township 57 North, Range 84 West, 6th P.M., Sheridan County, WY Section 3: SW¼SE¼, S½SW¼ Section 7: E½SE¼ Section 8: S½ Section 9: NE¼, SW¼NW¼, S½ Section 10: NE¼, SW¼NW¼ Section 14: That part of SW¼SW¼ lying south of the Tongue River Section 15: NE¼NE¼, W½NE¼, NW¼, W½SE¼, E½SE¼ south or Tongue Elver, the SW¼ excepting therefrom (i) the Acme towmsite sold to Gothard Bylund in certain Agreement for Warranty Deed and Bill of Sale dated July 15, 1953, and (ii) certain tracts of land deeded to Montana-Dakota Utilities Company, described as follows: Beginning at a point 50 feet north 26° 54' 30" west of a point which is 1984.5 feet north 31° 23' east from the southwest comer; thence south 69° 6' west 100.51 feet; thence north 26° 54' 30" west 420.82 feet; thence north 24° 54' east 127.24 feot; thence south 86° 14' west 509.5 feet; thence south 26° 55' east 363.2 feet; thence south 69° 6' west 477.6 feet to the point of beginning. Section 17: All Section 18: E½ Section 19: NE¼NE¼, All of SE¼NE¼ except the SW¼ thereof sold to William Long, also all that portion of NW¼NE¼ lying East of Tongue River Section 20: NW¼, NW¼SW¼, All NE¼ north of C. B. & Q. Railroad Company right-of-way Section 21: All except tracts and lots of Model Townsite owned by parties of record, and except that portion of SW¼NW¼ lying between the North line of the C. B. & Q. Railroad right-of-way and the North line of said SW¼NW¼, consisting of 4 acres, more or less, as conveyed to Bruno Romeo. Section 22: All Section 27: N½SE½, and the N½ except a tract of land described as .follows: Beginning 535.5 feet north 59° 30' east from the West Quarter corner of said Sec. 27; thence north 16° 12' east 200 feet; thence south 73° 48' east 200 feet; thence south 16° 12' west 200 feet; thence north 73° 48' west 200 feet to the point of beginning. Section 28: NE¼, N½SE¼ Township 57 North, Range 85 West, 6th P.M., Sheridan County, Wyoming: A certain tract in Sections 14 and 23 as described in Warranty Deed dated January 26, 1916 from George Masters to Peter Kooi, recorded in Book Z of Deeds, Page 214 County Clerk's Office Padlock Surface Lands

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 14 Township 57 North, Range 84 West, 6th P.M., Sheridan County, WY Section 7: E½SE¼ Section 8: S½ Section 15: SE¼SW¼ Part Containing 5 acres more or less Section 17: All Section 18: E½ lying north of I-90 ROW Section 20: That portion of N½ located north of I-90 ROW and north of Acme Road ROW containing 81 acres more or less Section 21: NW¼ Part and W1/2NE¼ Part Containing 4 acres more or less Taylor Surface Lands - Taylor/Legerski Fee Coal Township 57 North, Range 85 West, 6th P.M., Sheridan County, Wyoming: Section 12: South half of the Northeast quarter, the Southeast quarter of the Northwest quarter, the Southeast quarter and the East half of the Southwest quarter. Section 13: North half of the Northeast quarter and the Northeast quarter of the Northwest quarter. Excepting that portion conveyed to The State Highway Commission of Wyoming by Warranty Deed recorded February 10, 1981 in Book 255, Page 70. Taylor Surface Lands - Ramaco Fee Coal Township 57 North, Range 84 West, 6th P.M., Sheridan County, Wyoming: Section 18: All that portion of Lot 4 (SW¼SW¼) lying north of the northerly right of way line of Interstate Highway No. 90, said northerly right of way line being of hereinafter stated distances to the left or northerly side measured at right angles or radially to the following described survey line of highway, said parallel right of way line beginning on the west boundary and ending on the east boundary of said Lot 4; beginning at a point on said west boundary from which the southwest corner of Section 18 bears S. 0° 30’ E. a distance of 862.5 feet; thence with said parallel right of way lines 270 feet to the left or northerly side, S. 81° 23.6’ E. a distance of 876.2 feet; thence with said parallel right of way line 210 feet to the left or northerly side, continuing S. 81° 23.6’ E. a distance of 455 feet, more or less, to a point on said east boundary. ALSO, NW¼, N½SW¼ and SE¼SW¼ Excepting that portion conveyed to The State of Wyoming Highway Commission of Wyoming by Warranty Deed recorded February 10,1981 in Book 255, Page 70. Township 57 North, Range 85 West, 6th P.M., Sheridan County, Wyoming: Section 11: SE¼SE¼ Section 12: SW¼SW¼

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 15 Section 13: NW¼NW¼, S½N½, NE¼SE¼, and also all of the SW¼ and W½SE¼, except that portion thereof lying South of U.S. Highway No. 87 (now Interstate 90); also all that portion of the SE¼SE¼ lying north of the northerly right of way line of Interstate Highway No. 90, said northerly right of way line being 270 feet to the right or northerly side when measured at right angles to the following described survey line of highway, said northerly right of way begins on the east boundary and ends on the north boundary of said SE¼SE¼; beginning at a point on said east boundary from which the southeast corner of said Section 13, bears S. 0° 30’ E, a distance of 862.5 feet; thence N. 81° 23.6’ W. a distance of 82.9 feet to the point of beginning of a 1° 00’ circular curve to the right, the radius of which is 5,729.6 feet; thence along said curve through a central angle of 10° 38.4’ a distance of 1,064.1 feet to the point of ending of said curve; thence N. 70° 45.1’ W. a distance of 45 feet, more or less, to a point on the west boundary of said SE¼SE¼ from which the northwest corner thereof bears northerly a distance of 230 feet, more or less. Excepting the right of way of the C.B. & Q. Railroad, also excepting the right of way of the Grand Island and Northern Wyoming Railroad Company as recorded July 11, 1893 in Book E, Page 253 of Deeds, and Recorded June 11,1894 in Book E, Page 427 of Deeds, Also excepting that portion conveyed to The State Highway Commission of Wyoming by Warranty Deed recorded February 10, 1981 in Book 255, Page 70. Section 14: E½NE¼, and all of the NE¼SE¼ excepting therefrom the following tract of land, to-wit: Beginning at the Southeast corner of said NE¼SE¼; thence West to the Southwest corner of said NE¼SE¼; thence North 205 feet to the South line of the County Road; thence Southeasterly along said road to the East line of said Section 14; thence South 27 feet to the point of beginning. Excepting a portion conveyed to The State Highway Commission of Wyoming by Warranty Deed recorded February 10, 1981 in Book 255, Page 70. 3.4 MINERAL CONTROL Ramaco was granted a mineral deed from SWCC on August 17, 2011. The mineral deed granted Ramaco all of Grantor’s right, title and interest in the coal and other minerals, except the oil, gas and coalbed methane for the mineral described in Table 3.4-1. Ramaco also entered an agreement with Taylor, effective August 22, 2012, that granted Ramaco the exclusive right and privilege to enter and use all the surface of the lands as may be convenient and necessary for mining the fee coal owned by Ramaco underlying the lands for a period of 20 years. Additionally, Taylor granted Ramaco the exclusive right and privilege to mine, extract, and remove all of the coal deposits, and other minerals comingled therewith, in and under the lands described in Table 3.4-1 for a period of 20 years. In addition to the SWCC and Taylor agreements, Ramaco was granted a Coal Mining Lease Agreement, effective January 7, 2014, by and between William J. Laya and Joyce J. Laya,

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 16 Trustees of the William J. Laya Trust under Trust Agreement dated November 19, 1993, and Joyce J. Laya and William J. Laya, Trustees of the Joyce J. Laya Trust under Trust Agreement dated November 19, 1993 and Thomas C. Laya (collectively, Laya). The Laya Agreement granted Ramaco the exclusive right and privilege to mine, extract, and remove all of the coal deposits, and other minerals commingled therewith in and under the land described in Table 3.4-1 for a period of 20 years, and from year to year thereafter until all mineable and merchantable coal has been exhausted. The mineral control located in Sheridan County, Wyoming is described in Table 3.4-1. Table 3.4-1 REE Exploration Target Mineral Control Sheridan-Wyoming Coal Company Mineral Township 56 North, Range 84 West, 6th P.M., Sheridan County, Wyoming: Section 3: All that part of the NW¼ lying East of the right of way of the BNSF Railway (formerly Chicago, Burlington and Quincy Railroad); Sections 3 and 4: All that part of the West Half of the Northwest Quarter of Section 3 and East Half of the Northeast Quarter of Section 4 lying east of the center of the channel of Big Goose Creek and West of the County Road which parallels the right-of-way of the BNSF Railway (formerly Chicago, Burlington and Quincy Railroad), as more specifically described in that certain Warranty Deed recorded in Book 15, Page 202 of the Sheridan County records. Township 57 North, Range 84 West, 6th P.M., Sheridan County, Wyoming: Section 3: SW¼SE¼, S½SW¼ Section 7: E½SE¼ Section 8: S½ Section 9: NE¼, SW¼NW¼, S½ Section 10: NE¼, SW¼NW¼ Section 14: That part of SW¼SW¼ lying south of the Tongue River Section 15: NE¼NE¼, W½NE¼, NW¼, W½SE¼ and that portion of the E½SE¼ lying south of the Tongue River, the SW¼ except a tract of land lying in the N½SW¼ described as follows: Commencing at a point which is North 31°23’ East 1984.5 feet, and thence North 63°05’30” East 475 feet from the Southwest corner of said Section 15, said point being marked by a cement monument; thence North 26°54’30” West a distance of 357 feet to a point marked by a cement monument; thence running South 86°13’55” West a distance of 509.5 feet to a point marked by a cement monument; thence South 24°54’ West 26°54’30” East a distance of 420.82 feet; thence running North 69°06’ East a distance of 578.15 feet to the point of beginning, containing 5.8 acres, more or less; and ALSO EXCEPTING That portion of the NW¼SW¼ described as follows:

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 17 Section 15 (continued): Beginning at a point which is located S. 42°40’33” E., 1,286.21 feet from the West Quarter corner of said Section 15, thence N. 59°25’31” E., 40.33 feet to a point thence S. 31°27’08” E., 70.26 feet to a point; thence S. 60°00’11” W., 39.88 feet to a point, thence N. 31°49’24” W., 69.86 feet to the point of beginning, containing .06 acres, more or less. Section 17: All Section 18: E½, NW¼, N½SW¼, SE¼SW¼ Section 19: NE¼NE¼, SE¼NE¼ and that portion of NW¼NE¼ lying East of Tongue River; S½ and all those portions of SW¼NE¼, E½NW¼ and Lot 2 South of the center of the Tongue River. Section 20: N½, N½SE¼, SE¼SE¼ Section 21: All except the Townsite of Model which lies in parts of the SW¼NW¼ and NW¼SW¼ of Section 21 and EXCEPT a four acre tract in the SW¼NW¼ lying between the North line of the BNSF Railway (formerly C. B. & Q. Railroad) Right-of-way and the North line of said SW¼NW¼, said tract being conveyed to BRUNO ROMEO. Section 22: All Section 26: S½S½ Section 27: N½S½, and the N½--except a tract of land described as follows: Beginning 535.5 feet north 59°30’ east from the West Quarter comer of said Sec. 27; thence north 16°12’ east 200 feet; thence south 73°48’ east 200 feet; thence south 16°12’ west 200 feet; thence north 73°48’ west 200 feet to the point of beginning. S½S½ except a 2 acre tract described as follows: Commencing at a point 221 feet East and 30 feet North of Southwest cornr of Section 27, thence Northerly along the West line of the BNSF Railway (formerly C. B. & Q. Railroad) right of way 378 feet to a point; thence West 241 feet to a point; thence South 378 feet to a point; thence East 221 feet to point of beginning. All that part of SW¼SW¼ Section 27 lying West of the BNSF Railway (formerly Burlington Northern Railroad) except the 2 acres above described. Section 28: NE¼, N½SE¼, SE¼SE¼ Section 29: W½W½ Section 30: All Section 33: NW¼NE¼, S½NE¼, SE¼, NE¼NE¼ Section 34: NE¼, E½NW¼, SW¼NW¼, S½ and all that portion of the NW¼NW¼ described as follows: Beginning at the Northwest corner of said Section 34, thence East along section line a distance of 220 feet to the Westerly right of way line of the BNSF Railway (formerly Chicago, Burlington and Quincy Railroad), thence Southeasterly along said right of way line on a 2° curve to the left a distance of 1,145 feet; thence West a distance of 108 feet to the East bank of Big Goose Creek; thence following the general course of Big Goose Creek as follows: North 53° West 500 feet, South 86° West 130 feet, South 29° West 327 feet. South 70° West 104 feet, North 79° West 150 feet, North 69° West 275 feet, North 36° East 1215 feet, to a point on the North line of said Section 33; thence East along said North Line a distance of 235 feet to the point of beginning, containing 19.2 acres, more or less. Section 35: All

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 18 Township 57 North, Range 85 West, 6th P.M., Sheridan County, Wyoming: Section 11: SE¼SE¼ Section 12: SW¼SW¼ Section 13: NW¼NW¼, S½N½, N½S½, that portion of S1/2SW¼, SE¼SW¼ lying North of State Highway US 87 as at present located. That portion of SW¼SE¼, S½SW¼ lying South of State Highway US 87 as at present located. Section 14: E½NE¼, and the NE¼SE¼ except the following described tract: Beginning at the Southeast Corner of the Northeast quarter of the Southeast quarter (NE¼SE¼) of said Section 14, thence West to Southwest Corner of the Northeast quarter of the Southeast Quarter of said Section, thence North 205 feet to the South line of the County Road; Thence Southeasterly along said Road to the East line of said Section 14, thence South 27 feet to the point of beginning. Section 23: That portion of the N½NE¼, NE¼NW¼ lying South of the Tongue River, S½NE¼, SE¼NW¼, NE¼SW¼, SE¼SW¼, SE¼ Section 24: Those portions of NW¼NE¼, N½NW¼ lying South of the Tongue River; SW¼NW¼, W½SW¼, SE¼ and that portion of SE¼NE¼ lying South of the Tongue River except the three parcels described immediately above. That portion of NW¼NE¼, N½NW¼ lying North of the Tongue River. Section 25: NE¼, W½NW¼, N½SW¼ Section 26: N½, SE¼ Section 35: NW¼ Taylor Surface Lands - Taylor/Legerski Fee Coal Township 57 North, Range 85 West, 6th P.M., Sheridan County, Wyoming: Section 12: South half of the Northeast quarter, the Southeast quarter of the Northwest quarter, the Southeast quarter and the East half of the Southwest quarter. Section 13: North half of the Northeast quarter and the Northeast quarter of the Northwest quarter. Excepting that portion conveyed to The State Highway Commission of Wyoming by Warranty Deed recorded February 10, 1981 in Book 255, Page 70. Laya Leased Mineral Township 57 North, Range 85 West, 6th P.M., Sheridan County, Wyoming: Section 10: SE¼NE¼, N½S½, SE¼SE¼ W1/2SE¼, SW¼, SW¼NW¼ Section 11: W½SE¼, SW¼, SW¼NW¼

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 19 Section 14: W½NE¼, NW¼, and that part of the S½ described as commencing at the half section comer between Section 14 and 15, in Township 57 North, Range 85 West, 6th P.M., being the NW comer of the NW¼SW¼ of said Section 14 as the point of beginning; thence south along the section line 1,000 feet, more or less, to the north line of the right-of-way of the Grand Island & Northern Wyoming Railroad Company; thence running in a southeasterly direction along the north line of the said right-of-way to a point on the east section line of said Section 14, which said point is 408 feet, more or less, south of the NE corner of the SE¼SE¼ of said Section 14; thence running north along said section line to a point, which said point is 27 feet north of the northeast comer of the SE¼SE¼ of said Section 14; thence running in a northwesterly direction 1,336 feet to a point on the north and south dividing line between the E½ of the E½ of said Section 14, which point is 435 feet north of the line of the said right-of-way and 1,115 feet south of the northwest comer of the NE¼SE¼ of said Section 14; from said last named point running thence north along said division line 1,115 feet to the said northwest comer of the said NE¼SE¼ of said Section 14; thence running west to the point of beginning. Section 15: E½NE¼ Excepting, therefrom two (2) parcels conveyed to The State Highway Commission of Wyoming in Book 291 of Deeds at page 545, and more particularly described as follows: Parcel 1- All that portion of the SE¼NE¼ of Section 15, T57N, R85W, of the 6th P.M., Wyoming lying south of a parallel right-of-way line of hereinafter stated distances to the right or northerly side when measured at right angles or radially to the following described survey line of highway, said parallel right-of-way line begins on the east boundary and ends on the west boundary of said SE¼NE¼: Beginning at a point on the east boundary of said Section 15 from which the east quarter corner thereof bears N 0 degrees 28' 05.6" W a distance of 149.81 feet, said point of beginning also being located on a 1 degree 00' circular curve concave to the north, the radius of which is 5,729.58 feet and at which point a line tangent to said curve bears N 72 degrees 30' 36.7" W; thence with said parallel right-of-way lines 275 feet to the right or northerly side along said curve through a central angle of 5 degrees 43' 32.4" a distance of 572.57 feet; thence with said parallel right-of-way line 200 feet to the right or northerly side continuing along said curve through a central angle of 2 degrees 22' 02.6" a distance of 236.74 feet to the point of ending of said curve; thence continuing with said parallel right-of-way line 200 feet to the right or northerly side, N 64 degrees 25' 01.6" W a distance of 720 feet, more or less, until said parallel right-of-way line intersects said west boundary. Parcel 2-

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 20 All those portions of the SW¼NW¼ of Section 14, T57N, R85W of the 6th P.M. and of a tract of land lying in the S½ of said Section 14 as described in Book 54 at page 569 of the Sheridan County Records, lying between the southerly right-of-way boundary as described in Book 102 at page 72 of the Sheridan County Records and a parallel right-of-way line of hereinafter stated distances to the left or northerly side when measured at right angles or radially to the following described survey line of highway, said parallel right-of-way line begins on the west boundary of said Section 14 and ends on the east boundary of the NW¼SE¼ of said Section 14: Commencing at a point on the west boundary of said Section 14 from which the west quarter comer thereof bears N 0 degrees 28' 05.6" W a distance of 149.81 feet; thence N 72 degrees 02' 27.0" W a distance of 93.87 feet to the True Point of Beginning. Said True Point of Beginning also being located on a 1 degree 00' circular curve concave to the north, the radius of which is 5,729.58 feet and at which point a line tangent to said curve bears S 71 degrees 34' 17.4" E; thence with said parallel right-of-way line 275 feet to the left or northerly side, southeasterly along said curve through a central angle of 4 degrees 12’ 46.9" a distance of 421.30 feet; thence with said parallel right-of-way line 175 feet to the left or northerly side continuing southeasterly along said curve through a central angle of 12 degrees 04' 09.8" a distance of 1,206,94 feet to the point of ending of said curve; thence continuing with said parallel right-of-way line 175 feet to the left or northerly side, S 87 degrees 51' 14.1" E a distance of 93.06 feet; thence with said parallel right-of-way line 200 feet to the left or northerly side continuing S 87 degrees 51' 14.1" E a distance of 800 feet; thence with said parallel right-of-way line 300 feet to the left or northerly side, continuing S 87 degrees 51’ 14.1" E a distance of 438.99 feet to the point of beginning of a 0 degrees 45' circular curve concave to the south, the radius of which is 7,639.44 feet; thence continuing with said parallel right-of-way line 300 feet to the left or northerly side, southeasterly along said curve through a central angle of 5 degrees 26' 54.8" a distance of 726.47 feet, to the point of ending of said curve; thence continuing with said parallel right-of-way line 300 feet to the left or northerly side, S 82 degrees 24’ 19.3" E a distance of 435 feet, more or less, until said southerly right-of-way boundary as described in Book 102 at page 72 intersects the east boundary of said NW¼SE¼. Note: All bearings and distances in these descriptions are based on the Wyoming State Plane Coordinate System, East Central Zone, modified to Wyoming Highway Department Coordinate System by an adjustment factor of 1.0003000. 3.5 SIGNIFICANT PROPERTY ENCUMBRANCES AND PERMIT STATUS WEIR has not discovered any significant encumbrances for any of the tracts within the REE Exploration Target area.

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 21 Ramaco was issued Permit No. 841-T1 on July 7, 2020 by the Land Quality Division of the Wyoming Department of Environmental Quality for surface mining in Sheridan County, Wyoming. Permit No. 841-T1 consists of 4,549 acres. The permit boundary is shown on Figure 1.1-1. Ramaco was issued Air Quality Permit P0025939 on July 20, 2020 by the Air Quality Division of the Wyoming Department of Environmental Quality for the Brook Mine, as also described in Wyoming Permit No. 841-T1. 3.6 SIGNIFICANT PROPERTY FACTORS AND RISKS Given Ramaco’s controlled interests within the REE Exploration Target, which relate in part to property that is either owned by Ramaco or held by others and leased to Ramaco, WEIR assesses that there are no significant issues affecting access to the REE interests, or Ramaco’s ability to execute its mine plans. WEIR did not conduct an independent verification of property control, nor has it independently surveyed the mining locations. WEIR has relied on information compiled from maps and summaries of the owned and leased properties prepared by Ramaco. WEIR did not conduct a legal title investigation relative to Ramaco’s mineral and surface rights. Historically, property control has not posed any challenges related to Ramaco’s operations. 3.7 ROYALTY INTEREST Ramaco, at the Brook Mine Property, holds no royalty or similar interest in property that is owned or operated by another party.

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 22 4.0 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE, AND PHYSIOGRAPHY 4.1 TOPOGRAPHY, ELEVATION, AND VEGETATION The Brook Mine Property is located on the western edge of a broad plain that extends from the Bighorn Mountains to the Black Hills of South Dakota. This area is characterized by high plateaus, which have been dissected by meandering streams, leaving ridges between the main watersheds. Surface elevations range from a low of 3,600 feet above mean sea level (MSL) on the eastern edge of the property to a high of 4,080 feet above MSL in the northwest. The main drainages in the area are the eastward flowing Tongue River and Goose Creek, flowing to the north. The confluence of these drainages is near the old town of Acme in Section 22. 4.2 PROPERTY ACCESS Access to the property is from Interstate Highway 90, which crosses the property from west to south. State Highway 338, which connects Sheridan to Decker, Montana, crosses the southeastern portion of the Brook Mine permit area. Secondary roads and trails provide access to the remaining lands. Rail access is by the Burlington Northern Railroad, which is located in the Tongue River and Goose Creek valleys. The nearest airport is the Sheridan County Airport (SHR), which is located in Sheridan, Wyoming, approximately 11 miles southeast of the Brook Mine Property. The Billings Logan International Airport (BIL) in Billings, Montana, is located approximately 95 miles northwest of the Brook Mine Property. The waterways surrounding the property are not navigable for commercial traffic. 4.3 CLIMATE AND OPERATING SEASON The Brook Mine Property has a semi-arid climate with four distinct seasons. The summers are warm and dry, with temperatures ranging from the mid-80 to low 90 degrees Fahrenheit (28- 33 Celsius) in July and August. The winters are cold and snowy, with temperatures averaging 20-30 degrees Fahrenheit (-6 to -1 Celsius) in December and January. Spring and fall are transitional seasons, with cooler temperatures and occasional rain and snow. Coal mining operations in the PRB operate year-round, regardless of weather conditions.

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 23 4.4 INFRASTRUCTURE This TRS does not address existing, planned, or required infrastructure that may relate to development of the REE Exploration Target at the Brook Mine Property.

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 24 5.0 HISTORY 5.1 PREVIOUS OPERATIONS Much of the history of coal mining in the Sheridan Coal Field was provided in a John T. Boyd Company report, Potentially Strip Mineable Coal Reserves Contained on the Sheridan-Wyoming Coal Company Property, dated November 20, 1979 (Boyd Report). The Boyd Report indicated that underground coal mining began in the Sheridan coal field around 1894 and lasted until 1953. During this period, there were 14 deep mines in the vicinity of the Brook Mine Property. The coal was used domestically in the Sheridan area, and to supply the railroad. Most of the mines were individually owned until 1920 when the major mines, the Dietz, Acme, Model, Carney, Monarch and Kooi, were consolidated and incorporated under the Sheridan-Wyoming Coal Company, a subsidiary of United States Distributing Corporation. This corporation and the subsidiary, Sheridan-Wyoming Coal Company, merged with The Pittston Company in 1943. Information on these mines is very sparce and consists of mine maps on six of the mines, although boundaries are available on all of the mines. In March 1978, Boyd Company engineers visited the Wyoming Inspector of Mines in Rock Springs and reviewed mine maps on the Monarch Mine 45, Monarch Mine 45-2, Acme Mine 42, Hotchkiss, Model, and Armstrong mines. Bottom of seam elevations were shown for all the mines except Model and Armstrong; seam heights were available only for the Acme Mine 42. Available data indicates that the bottom 14 feet of the Monarch Seam was mined in the Monarch Mine 45-2. The maps also indicate that pillars were pulled during retreat mining; i.e., the majority of pillars in Monarch Mine 45 and Acme Mine 42, and 20 percent in Monarch Mine 45-2. Excessive subsidence of the Acme Mine 42 and Dietz No. 1 and 2 mines can be seen in aerial photographs. In 1943, Peter Kiewit Sons' Company formed a coal mining subsidiary, the Big Horn Coal Company (Big Horn). Operations commenced on a Wyoming state lease in Section 36 (T. 58N., R. 85W.), located approximately three miles north of the northwest corner of the Brook Mine Property. In 1954, Big Horn entered into a coal lease agreement with the SWCC and operations commenced in Section 22 (T. 57N., R. 84W.). From 1954 through 1969, coal production averaged about 350,000 tons per year. In 1970, coal production increased to

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 25 approximately one million tons per year due to increased demand for western coal. Big Horn abandoned its mining operations in 2000. 5.2 PREVIOUS EXPLORATION AND DEVELOPMENT Exploration of the Brook Mine Property, prior to Ramaco’s ownership, was limited to coal exploration drilling. In total, data was available for 31 drill holes, drilled prior to 2011. The assaying of drilled core was targeted at testing thermal coal quality, including moisture, ash, sulfur, and calorific value. No sampling was conducted at the time relative to REE concentrations. WEIR has reviewed these historical drill holes and successfully correlated the holes with drilling conducted by Ramaco.

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 26 6.0 GEOLOGICAL SETTING, MINERALIZATION, AND DEPOSIT 6.1 REGIONAL, LOCAL, AND PROPERTY GEOLOGY 6.1.1 Regional Geology The Sheridan Coal Field is within the northwestern portion of the PRB. The regional geology of this area is characterized by a sequence of sedimentary rocks that formed during the Late Cretaceous to early Paleocene Periods. The stratigraphic sequence consists of interbedded sandstones, mudstones, and coal seams that were deposited in fluvial, deltaic, and lacustrine environments. The Sheridan Coal Field is situated within the Tongue River Member of the Fort Union Formation. This formation is composed of interbedded sandstones, shales, and coals that were deposited during the Paleocene Period. The thickness of the Tongue River Member varies from 150 to 400 feet and contains several coal seams that range in thickness from 1 to 30 feet. The coal seams in the Sheridan Coal Field are classified as low-sulfur, sub-bituminous coal. These coals have a low ash content, high calorific value, and low sulfur content, making the coal ideal fuel for power generation. The coal seams are generally continuous over large areas and are flat-lying, and amenable to surface mining. The sedimentary rocks in the Sheridan Coal Field were deposited in a series of ancient rivers and lakes that once covered the area. These rivers and lakes were fed by the highlands to the west and north, and the sediment was deposited as the water slowed and lost its carrying capacity. The sandstones were deposited in the channels of the rivers, while the shales and mudstones were deposited in the floodplains and lakes. The regional geology of the Sheridan Coal Field has been influenced by tectonic activity in the region. The area has experienced several episodes of uplift and subsidence, which have created a series of fault blocks and basins. The coal seams in the Sheridan Coal Field are located in one of these basins, which has preserved the coal seams from erosion and allowed the seams to be mined. 6.1.2 Local Geology The Brook Mine Property is located on the western edge of a broad plain that extends from the Bighorn Mountains to the Black Hills of South Dakota. This area is characterized by high

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 27 plateaus, which have been dissected by meandering streams, leaving ridges between the main watersheds. Surface elevations range from a low of 3,600 feet above MSL on the eastern edge of the property to a high of 4,080 feet above MSL in the northwest. The main drainages in the area are the eastward flowing Tongue River and Goose Creek, flowing to the north. The confluence of these drainages is near the old town of Acme in Section 22. Structurally, the seams dip to the southeast at one to four degrees. Locally the dip may reverse due to differential compaction. Fault traces over the Brook Mine Property have been presented in past studies. However, these faults are not consistent with newly available drill hole data, and could be more attributed to local steep rolls as there are no distinguishable breaks in modeled floor contours. 6.1.3 Property Geology The primary coal seams associated with REEs on the Brook Mine Property, in descending stratigraphic order, are the Dietz 1, Dietz 2, Dietz 3, Monarch, Upper Carney, Lower Carney, and Masters. There are also seven unnamed seams below the Masters Seam. 6.2 MINERAL DEPOSIT TYPE The coal seams can contain significant quantity of REEs, making the coal seams an attractive source for these valuable minerals on an ash-basis. The REEs are believed to have been incorporated into the coal during its formation and are found in association with clay minerals and organic matter in the coal seams. Interburden between the coal seams also contain elevated levels of REEs, primarily in clays, carbonaceous clays, and siltstones not necessarily associated with the coal seams. 6.3 GEOLOGICAL MODEL Two geological models were constructed using Datamine’s MineScape® software. This involved a primary stratigraphical model and a resultant block model. The primary stratigraphical model delineated coal seams and interburdens as zone input for the block model. The block model was specifically created for REE estimates, with no consideration for coal resources. The stratigraphic model is well suited for coal estimates, however, coal mineral estimation is not the subject of this TRS.

Technical Report Summary
Brook Mine Property - Rare Earth Element Exploration Target
Prepared for Ramaco Resources, Inc.

The stratigraphic model was created based on ArcGIS® World3D topography. In the United States, this incorporates topography from the USGS 3-D elevation project. Topography data was gridded using MineScape software and a grid cell size of 50 feet by 50 feet from the USGS on-line 3-D Elevation Project data source. The resolution of the topography data is 1/3 arc-second, which results in approximately a 30 by 30 feet data point spacing. The gridded USGS topography contours were compared to drill hole collars. WEIR investigated and resolved significant collar elevation discrepancies.

The block model was constructed using a cell size of 50 feet x 50 feet x 0.5 foot (i, j, k vectors). The k vector was selected to closely reflect the average XRF sample interval of 0.25 foot. An inverse distance interpolator with the power of 2 was used to interpolate quality analyses into the block model. A search radius of 5,000 feet was implanted based on WEIR's experience and geostatistical variographic analysis. As can be seen on Figure 7.1-2, drill hole spacing was designed at 1,000 feet, which in WEIR's opinion is very acceptable for mineral concentration interpretations.

The seam surfaces and thicknesses were created by loading the drilling and mine measurement data into MineScape and gridding the seam intercepts using a grid cell size of 50 feet by 50 feet. The parameters used to create the model are defined in the MineScape modeling schema, which is a specification of modeling rules created for the site. The MineScape interpolators that were used in this study are common in most mine planning software. The Planar interpolator is a triangulation method with extrapolation enabled. Finite Element Analysis (FEM) is a widely used method for numerically solving differential equations arising in engineering and mathematical modeling. A trend surface is used in MineScape to promote conformability for the modeled seams to regional structures, such as synclines, anticlines, or simply seam dip. MineScape caters to using different interpolators for thickness, roof and floor surfaces, and the selected trend surface as all are modeled separately. The interpolator used for each of these items is selected on the basis of appropriateness to the data sets involved, as well as modeling experience. Stratigraphic Model Interpolators are shown in Table 6.3-1, as follows:

Table 6.3-1 Stratigraphic Model Interpolators

Interpolator	Parameter	Power/Order
PLANAR	Thickness	0
FEM	Surface	1
PLANAR	Trend	0

May 2, 2023 Page 28

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 29 The geological model described above served as the basis for the development of the Brook Mine Property REE Exploration Target tonnage and grade estimates. 6.4 STRATIGRAPHIC COLUMN AND CROSS SECTION Figure 6.4-1 shows the stratigraphic column for the REE Exploration Target. Typical stratigraphy of the Brook Mine property can be seen on Figure 6.4-2. Typical block model cross sections with estimated TREE concentrations displayed can be found on Figure 6.4-3. Higher resolution versions of Figure 6.4-2 and Figure 6.4-3 can be found in Appendix A.

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 30 Figure 6.4-1 Brook Mine Property Stratigraphic Column

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 31 Figure 6.4-2 Typical Stratigraphic Cross Sections See Appendix A for high-resolution version of this Figure

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 32 Figure 6.4-3 Block Model Cross Sections with Average TREE Values See Appendix A for high-resolution version of this Figure

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 33 7.0 EXPLORATION 7.1 DRILLING In 2019, Ramaco provided drill cores from the Brook Mine Property for a battery of qualitative and quantitative analyses conducted by the U.S. Department of Energy, National Energy Technology Laboratory (NETL). Analysis conducted by NETL included the following: • High resolution photographic analysis • Analysis of stratigraphic logs from existing coring • Lithologic description and analysis • Geothermal analysis, including: ➢ REE, trace and major element analysis ➢ Thermogravimetric analysis ➢ Bulk X-Ray Diffraction/X-Ray Fluorescence analysis ➢ Inductively Coupled Plasma Mass Spectrometry • Microscopy and Microanalysis by: ➢ Imaging (small and large area) ➢ Elemental analysis ➢ Phase Identification The results of the NETL analysis were summarized in October 2020 by the NETL indicating that “Based on this data the Brook Mine would rank as among the highest concentrations of REEs found in any deposits on a world-wide basis, including Chinese deposits.” The NETL prepared a comparative figure ranking the Brook Mine Property as promising to highly promising to contain the full range of REEs. The NETL’s comparative plot is found on Figure 7.1-2 as follows:

Technical Report Summary
Brook Mine Property - Rare Earth Element Exploration Target
Prepared for Ramaco Resources, Inc.

Figure 7.1-1 Comparative Analysis of Promisivity


IV
III
II
I
Longnan
Norra Karr
Kutessay II
Huashan
Mount Weld
Mountain Pass
Bayan Obo
Brook Mine
IV highly promising
III more promising
II promising
I unpromising
1
2
3
4
REE def, rel%
Outlook Coefficient (Coutl)
0
10
20
30
40
50
60
70
80
0
1
2
3
4
5
6

As a result of the preliminary analysis conducted in conjunction with the NETL, between November 2021 and February 2022, Ramaco completed a comprehensive drilling and coring exploration program consisting of 14 new drill holes (approximately 1,900 linear feet of core drilling), targeting the Monarch, Upper Carney, and Masters coal seams across the Brook Mine Property. This exploration program marked the first time the Masters Seam had been sampled and analyzed for REEs within the Brook Mine Property.

In April 2022, Ramaco initiated an additional 100-hole exploration program at the Brook Mine Property. This continued exploration was designed to establish a 1,000 feet sampling grid for the Dietz, Monarch, Carney, and Masters coal seams within the Brook Mine Property permit area. Planned analysis of the new drill core data included XRF analysis, as well as targeted secondary ICP testing. As of April 22, 2023, 80 drill holes of the planned 100 drill holes had been completed. The 100-hole exploration program is expected to be completed by October 2023.

May 2, 2023 Page 34

Technical Report Summary
Brook Mine Property - Rare Earth Element Exploration Target
Prepared for Ramaco Resources, Inc.

Drilling locations were determined by Ramaco to provide uniform sampling of the subsurface mineral. Coring locations were laid out in a grid format, with approximately 1,000 feet between each planned subsurface 3-inch cylindrical core. The location of all drill holes on the REE Exploration Target is provided on Figure 7.1-2.

Figure 7.1-2 Drill hole Locations


Legend
Historical Coal Drill Holes, No REE Data
Original 100-Hole Program Planned Locations
Drillholes Completed for 100-Hole Program, April 2023
Drillholes with XRF Data Available, April 2023
Drillholes with ICP Data Available, April 2023
Previous Underground Mine Workings
Brook Mine Permit Boundary
Railroads
0.5 0.25 0 0.5
Miles
Figure 7.1-2
Brook Mine Property
Sheridan County, Wyoming
Drill Hole Locations
Prepared For
Ramaco Resources, Inc.
Weir International, Inc.
Kleenburn
Acme

Drilling and subsequent sampling data collected to date and incorporated into the results reported in this TRS are summarized in Table 7.1-2.

Table 7.1-1 Drilling Programs

					Base Data				Quality Analysis					
	Drill Holes		Hole Type		Drill Hole	Geophysical	Downhole Deviation	Geologist's	XRF Analysis			ICP Analysis		
Exploration Program	Count	Depth (Ft)	Rotary	Core	Header	Logs	Log	Log	Holes	Samples	Feet	Holes	Samples	Feet
Previous Coal Drilling	31	7,181	-	31	31	-	-	3	-	-	-	-	-	-
2019 Drilling	6	1,088	-	6	6	-	-	6	3	124	74	2	72	48
2021-2022 Drilling	14	1,937	-	14	14	14	-	14	14	2,216	663	4	143	140
2022-2023 Drilling[1]	80	16,777	-	80	80	-	-	80	41	13,143	3,146	29	750	617
Total	131	26,983		131	131	14		103	58	15,483	3,883	35	965	805

[1] Through April 22, 2023

May 2, 2023 Page 35

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 36 As the XRF data does not provide reliable measurements of all REE concentrations, it is not incorporated into the quantitative analysis of this report. It is only used procedurally to assist in identifying zones to be sent for ICP confirmatory analysis. Aside from the exclusion of these XRF scanning results, no data collected as a result of known exploration programs to date, has been omitted from the input, analysis, or results reported in this TRS. While all 131 drill holes are incorporated into the geological structure model used to define the Exploration Target, it is the 965 ICP assays from 35 drill holes that support the estimates of REE tonnage and grade. These ICP quality data points provide sufficient coverage of the property to allow for the estimation of in-place REE tonnage and grade. A detailed listing of drill hole data can be found in Appendix B. WEIR did not have direct involvement with the implementation or supervision of Ramaco’s drilling programs to date. However, having reviewed the progress of the drilling program, and having had many technical discussions with Ramaco personnel and third-party consultants, WEIR finds the results to be consistent with industry standards and appropriate for use in this TRS. 7.1.1 Planned Drilling Ramaco’s current exploration program is anticipated to conclude by October 2023. The drill cores, obtained through the completion of this exploration program, will be subjected to the same XRF/ICP sampling protocols described above. These drill holes are identified on Figure 7.1-2. Ramaco anticipates that once the ongoing 100-hole exploration program is completed, it will continue drilling on other areas of the Brook Mine Property. As noted, the Brook Mine Property consists of over 15,800 acres, of which only the currently permitted 4,600 acres are included in this REE Exploration Target. While the planned drill hole counts or locations have not been finalized, Ramaco intends to utilize similar drill hole spacing, processes, protocols and chain of custody requirements as utilized during the existing core drilling program, as well as the same XRF and ICP sampling protocols that have been utilized to date. Once drill hole locations are finalized and regulatory approvals are obtained, the continued drilling program will commence, likely in late 2023.

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 37 7.2 NON-DRILLING EXPLORATION Drilling has served as the primary form of exploration within the REE Exploration Target. 7.3 HYDROGEOLOGICAL DATA Ramaco has not gathered hydrogeological data at this stage of exploration for its planned operations at the REE Exploration Target. 7.4 GEOTECHNICAL DATA Ramaco has not gathered geotechnical data at this stage of exploration for its planned operations at the REE Exploration Target. 7.5 OTHER RELEVANT DRILLING DATA Ramaco has employed Kid Pronghorn Enterprises, Inc. (Sheridan, Wyoming) to perform exploration drilling. Downhole geophysical logging has not been conducted during the 100- hole exploration program. REE quality analyses are typically performed by either SGS North America, Inc. (Denver, Colorado) or the University of North Dakota (Grand Forks, North Dakota). More details on laboratories are provided in Section 8.2. 7.6 EXPLORATION TARGET WEIR’s evaluation of Ramaco’s REE Exploration Target was conducted in accordance with Regulation S-K 1300, and WEIR notes that: • Ranges of tonnage and grade of the Exploration Target are conceptual in nature • There has been insufficient exploration of Ramaco’s property to estimate a Mineral Resource • It is uncertain if further exploration will result in the estimation of a Mineral Resource • The Exploration Target does not represent, and should not be construed to be, an estimate of a Mineral Resource or Mineral Reserve

Technical Report Summary
Brook Mine Property - Rare Earth Element Exploration Target
Prepared for Ramaco Resources, Inc.
WEIR

The geological model described in Section 6.3 served as the basis for the development of the Brook Mine Property REE Exploration Target tonnage and grade estimates described in the following sections.

7.6.1 Assumptions, Parameters, and Methods

While ICP elemental analysis is reported on the basis of concentration and mass of rare earth elements, for purposes of reporting results in a fashion consistent with industry practice, elemental mass is converted to oxide mass. Conversion factors for each REE to REO are detailed in Table 7.6-1 below:

Table 7.6-1 REE to REO Conversions

Sym	Element	Atomic No	Atomic Wt	Oxide Form	Oxide Molecular Wt	Conversion Factor
Sc	Scandium	21	44.96	Sc^2O^3	137.91	1.53
Y	Yttrium	39	88.91	Y^2O^3	225.81	1.27
La	Lanthanum	57	138.91	La^2O^3	325.81	1.17
Ce	Cerium	58	140.12	Ce^2O^3	328.23	1.17
Pr	Praseodymium	59	140.91	Pr^2O^3	329.81	1.17
Nd	Neodymium	60	144.24	Nd^2O^3	336.48	1.17
Pm	Promethium	61	145.00	Pm^2O^3	338.00	1.17
Sm	Samarium	62	150.36	Sm^2O^3	348.72	1.16
Eu	Europium	63	151.96	Eu^2O^3	351.93	1.16
Gd	Gadolinium	64	157.25	Gd^2O^3	362.50	1.15
Tb	Terbium	65	158.93	Tb^2O^3	365.85	1.15
Dy	Dysprosium	66	162.50	Dy^2O^3	373.00	1.15
Ho	Holmium	67	164.93	Ho^2O^3	377.86	1.15
Er	Erbium	68	167.26	Er^2O^3	382.52	1.14
Tm	Thulium	69	168.93	Tm^2O^3	385.87	1.14
Yb	Ytterbium	70	173.05	Yb^2O^3	394.11	1.14
Lu	Lutetium	71	174.97	Lu^2O^3	397.93	1.14

The REEs of most interest to Ramaco on the Brook Mine Property are Neodymium, Praseodymium, Terbium, and Dysprosium. These REEs exhibit unique magnetic properties and are commercially valuable due to high demand and scarce supply. For purposes of this TRS, these elements are defined as the Primary Magnetic REEs (PMREEs). PMREEs are important components for super-power constant magnets, which are critical in industrial generators and in transforming any kind of energy (wind, tidal, thermal, etc.) into electricity. Another group of magnetic REEs, including Samarium, Gadolinium, and Holmium, exhibit

May 2, 2023 Page 38

Technical Report Summary
Brook Mine Property - Rare Earth Element Exploration Target
Prepared for Ramaco Resources, Inc.

similar magnetic properties, but given minor commercial significance, these magnetic REEs are categorized here as Secondary Magnetics REEs (SMREE).

Heavy REEs (HREEs) include Holmium, Erbium, Thulium, Ytterbium, and Lutetium. HREEs are also of particular value given relative shortages in supply. HREEs are critical in technology, fiber optic, and medical device manufacturing.

Also reported are the Light REEs (LREE), which include Lanthanum, Cerium, Praseodymium, Neodymium, and Samarium.

All REEs, with the exception of Promethium, have been classified by the U.S. Geological Survey (USGS) as Critical Minerals, according to the USGS 2022 listing of critical minerals. Critical Minerals are defined by the agency to play a significant role in United States' national security, economy, renewable energy development and infrastructure. Promethium, the only REE not on the Critical Mineral list, exhibits a half-life of approximately 18 years and is not found naturally on earth.

The REEs and relative categorizations, as defined for purposes of this TRS, are summarized in Table 7.6-2 as follows:

Table 7.6-2 Rare Earth Elements

Symbol	Element	Atomic Number	Heavy/ Light	Primary Magnetic	Secondary Magnetic	Critical Mineral [1]
Sc	Scandium	21	-	-	-	Yes
Y	Yttrium	39	-	-	-	Yes
La	Lanthanum	57	Light	-	-	Yes
Ce	Cerium	58	Light	-	-	Yes
Pr	Praseodymium	59	Light	Yes	-	Yes
Nd	Neodymium	60	Light	Yes	-	Yes
Pm	Promethium	61	-	-	-	-
Sm	Samarium	62	Light	-	Yes	Yes
Eu	Europium	63	-	-	-	Yes
Gd	Gadolinium	64	-	-	Yes	Yes
Tb	Terbium	65	-	Yes	-	Yes
Dy	Dysprosium	66	-	Yes	-	Yes
Ho	Holmium	67	Heavy	-	Yes	Yes
Er	Erbium	68	Heavy	-	-	Yes
Tm	Thulium	69	Heavy	-	-	Yes
Yb	Ytterbium	70	Heavy	-	-	Yes
Lu	Lutetium	71	Heavy	-	-	Yes

(1) U.S. Geological Survey

May 2, 2023 Page 39

Technical Report Summary
Brook Mine Property - Rare Earth Element Exploration Target
Prepared for Ramaco Resources, Inc.
WEIR

The confirmatory ICP analysis protocol utilized in the sampling of the Brook Mine Property drill holes provides accurate data relative to the concentrations of all REEs.

7.6.2 Estimates of Exploration Target Tonnage and Grade

Pending further analysis necessary to determine mining and processing recoveries and associated economics, no cut-off grade was employed in preparing estimated tonnage associated with this Exploration Target. This effectively represents a comprehensive estimate of all in-place mineral, regardless of grade.

The Brook Mine Property Exploration Target in-place TREO tonnage as of April 30, 2023 ranges from 636 to 795 thousand tons, with a grade ranging from 245 to 307 ppm. A range of 25 percent has been applied to all tonnage and grade estimates. In-place REO Exploration Target tonnage and grade estimates by category are summarized in Table 7.6-3 as follows:

Table 7.6-3 In-Place REO Exploration Target Tonnage and Grade Estimate

			Primary Magnetics		Secondary Magnetics		Heavy		Light		Total	
Range	Volume (M CY)	Mass (M Tons)	Tons (000)	Grade (ppm)	Tons (000)	Grade (ppm)	Tons (000)	Grade (ppm)	Tons (000)	Grade (ppm)	Tons (000)	Grade (ppm)
Low	1,383	2,667	145	54	36	14	17	6	504	189	636	245
High	1,383	2,667	181	68	45	17	21	8	630	236	795	307

Notes:

- Tonnage estimates reported above are not Mineral Resources or Mineral Reserves and do not meet the threshold for reserve modifying factors, such as estimated economic viability, that would allow for conversion to mineral reserves. There is no certainty that any part of the Exploration Target tonnage estimates will be converted into Mineral Resources or Mineral Reserves.
- The Exploration Target tonnage estimates are based on actual exploration results from 131 drill holes and 965 ICP samples.
- No TREO cut-off grade was applied.
- The ranges of tonnage and grade of the Exploration Target could change as future exploration activities are completed.
- Numbers in the table have been rounded to reflect the accuracy of the estimate and may not sum due to rounding.

The estimate of distribution of TREOs by grade are displayed on Figure 7.6-1 as follows:

May 2, 2023 Page 40

Technical Report Summary
Brook Mine Property - Rare Earth Element Exploration Target
Prepared for Ramaco Resources, Inc.

Figure 7.6-1 Estimated TREO Grade Distribution


100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
% Total
Percentage of Tonnage
Cummulative Tonnage
63.7%
26.7%
3.3%
5.6%
0.4%
0.3%
0.0%
300+
250-299
200-249
150-199
100-149
50-99
<50
Approximate Grade (TREO ppm)

The estimate of REO Tonnage by Zone (in descending stratigraphic order), are displayed on Figure 7.6-2 as follows:

Figure 7.6-2 Estimated REO Tonnage by Zone

	REO Tons (000)									
	Primary Magnetics		Secondary Magnetics		Heavy		Light		Total	
Zone	Low	High	Low	High	Low	High	Low	High	Low	High
Dietz 3 B Upper - Interburden	18.6	23.3	4.9	6.1	2.4	3.0	64.8	81.0	82.3	102.9
Dietz 3 B Upper - Coal	0.1	0.2	0.0	0.0	0.0	0.0	0.4	0.6	0.5	0.7
Dietz 3 B Lower - Coal	0.1	0.1	0.0	0.0	0.0	0.0	0.3	0.4	0.4	0.4
Dietz 3 C Upper - Interburden	0.2	0.2	0.0	0.0	0.0	0.0	0.6	0.8	0.8	1.0
Dietz 3 C Upper - Coal	0.1	0.1	0.0	0.0	0.0	0.0	0.4	0.5	0.5	0.6
Dietz 3 C Lower - Coal	0.0	0.0	0.0	0.0	0.0	0.0	0.1	0.1	0.1	0.1
Monarch - Interburden	12.8	16.0	3.1	3.9	1.5	1.8	44.1	55.2	56.5	70.6
Monarch - Coal	0.4	0.4	0.1	0.1	0.0	0.1	1.2	1.5	1.6	2.0
Upper Carney - Interburden	14.9	18.7	3.6	4.5	1.7	2.1	53.0	66.3	67.1	83.8
Upper Carney - Coal	1.0	1.2	0.2	0.3	0.1	0.1	3.4	4.2	4.2	5.2
Lower Carney - Interburden	1.6	2.1	0.4	0.5	0.1	0.2	5.8	7.3	7.3	9.1
Lower Carney - Coal	1.8	2.3	0.4	0.5	0.2	0.2	6.2	7.8	7.7	9.7
Masters - Interburden	15.1	18.9	3.3	4.1	1.4	1.8	53.7	67.1	66.2	82.7
Masters - Coal	1.1	1.3	0.2	0.3	0.1	0.1	3.9	4.8	4.9	6.1
Lower 1 - Interburden	6.0	7.5	1.3	1.7	0.5	0.6	23.3	29.1	28.2	35.3
Lower 1 - Coal	0.1	0.1	0.0	0.0	0.0	0.0	0.4	0.5	0.5	0.6
Lower 2 - Interburden	8.6	10.8	2.1	2.6	0.9	1.1	30.0	37.5	37.2	46.6
Lower 2 - Coal	0.2	0.3	0.1	0.1	0.0	0.0	0.7	0.9	0.9	1.1
Lower 3 - Interburden	6.4	8.0	1.5	1.9	0.6	0.7	22.8	28.5	28.0	35.0
Lower 3 - Coal	0.2	0.2	0.1	0.1	0.0	0.0	0.6	0.8	0.8	1.1
Lower 4 - Interburden	10.6	13.3	2.6	3.3	1.2	1.5	37.5	46.9	46.3	57.9
Lower 4 - Coal	0.2	0.2	0.0	0.1	0.0	0.0	0.6	0.7	0.7	0.9
Lower 5 - Interburden	10.4	13.0	2.7	3.4	1.6	1.9	35.3	44.1	44.2	55.3
Lower 6 - Interburden	22.1	27.7	5.9	7.4	2.9	3.7	74.6	93.3	96.5	120.6
Lower 6 - Coal	0.1	0.2	0.0	0.0	0.0	0.0	0.5	0.6	0.6	0.8
Lower 7 - Interburden	12.1	15.1	3.5	4.4	1.6	2.0	39.3	49.1	51.6	64.5
Lower 7 - Coal	0.2	0.2	0.1	0.1	0.0	0.0	0.4	0.5	0.6	0.7
	145.1	181.4	36.3	45.3	17.1	21.4	503.9	629.9	636.2	795.3

May 2, 2023 Page 41

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 42 The estimate of distribution of REOs by oxide are displayed on Figure 7.6-3 as follows: Figure 7.6-3 Estimated TREO Distribution by Oxide Estimates of distribution of Total REOs by Lithology Type are displayed on Figure 7.6-4 as follows:

Technical Report Summary
Brook Mine Property - Rare Earth Element Exploration Target
Prepared for Ramaco Resources, Inc.

Figure 7.6-4 Estimated TREO Distribution by Lithology Type


Estimated Distribution (% TREO)
Siltstone 18.8%
Carbonaceous Clay 16.8%
Claystone 16.0%
Clay 6.0%
Scoria 3.3%
Carbonaceous Claystone 2.3%
Claystone with Sandstone 0.9%
Carbonaceous Siltstone 0.6%
Siltstone with Clay 0.3%
Claystone with Shale 0.2%
Siltstone with Scoria 0.2%
Sand 0.1%
Claystone with Siltstone 0.1%
Sandstone with Claystone 0.0%
Shale with Claystone 0.0%
Siltsone with Shale 0.0%
Clay with Coal 0.0%
Clay with Stilstone 0.0%
Sandstone with Siltsone 0.0%
Claystone/Siltstone Zones
Coal 8.7%
Coal with Carbonaceous Clay 0.7%
Carbonaceous Coal 0.2%
Sandstone with Coal 0.2%
Coal with Claystone 0.0%
Coal with Clay 0.0%
Soft Coal 0.0%
Coal Zones
Sandstone 14.5%
Unclassified 8.0%
Carbonaceous Sandstone 0.8%
Shale 0.4%
Unconsolidated 0.3%
Gravel 0.3%
Carbonacous Shale 0.3%
Other Zones

The distribution of REOs by lithology type and concentration are further summarized in Table 7.6-4 as follows:

Table 7.6-4 TREO Distribution by Lithology Group

TREO Concentration (ppm)	Estimated Distribution (% TREO)			
	Clay/Silt	Coal	Other	Total
<50	0.01	0.03	0.00	0.04
50-99	0.08	0.21	0.02	0.31
100-149	0.22	0.15	0.02	0.39
150-199	2.78	1.50	1.35	5.64
200-249	17.58	2.00	7.12	26.70
250-299	42.97	5.62	15.07	63.66
300+	1.87	0.37	1.01	3.26
Total	65.51	9.89	24.60	

May 2, 2023 Page 43

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 44 A map of TREO grade, composited for all zones, across the Exploration Target area is provided on Figure 7.6-5 as follows: Figure 7.6-5 Map of Exploration Target Composited TREO Grade 7.6.3 Uncertainty in Estimates of Tonnage Modeling of tonnage and grade within the geological model relies on the density of drill hole data, and in particular, the measurements of REE concentration in each particular stratigraphic zone. Where points of measurement within a zone are more than 5,000 feet apart, the geological model interpolator is set to stop projecting REE concentrations. As a result, where there are gaps in the interpolation, REE concentrations are set to a missing value. Given the consistency/continuity of REE concentrations in a given zone (as assessed through variographic analysis), it likely that this modeling parameter results in lower REE concentrations than would be expected when gaps in REE concentration data can be filled in through continued exploration. A range of 25 percent has been applied to all tonnage and grade estimates.

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 45 Mining is a high risk, capital-intensive venture and each mineral deposit is unique in its geographic, social, economic, political, environmental, and geologic aspects. At the base of any mining project is the mineral resource itself. Potential risk factors and uncertainties in the geologic data serving as the basis for deposit quantity and quality estimates are significant considerations when assessing the potential success of a mining project. The range of tonnage and grade of the Brook Mine Property REE Exploration Target could change as proposed exploration activities are completed. Geological confidence may be considered in the framework of both the natural variability of the mineral occurrence, and the uncertainty in the estimation process and data behind it. The mode of mineralization, mineral assemblage, geologic structure, and homogeneity naturally vary for each deposit. Structured variability like cyclic depositional patterns in sedimentary rock can be delineated mathematically with solutions like trend surface analysis or variography. Unstructured variability, in the distribution of igneous rock composition, for example, is more random and less predictable. The reliability of mineral tonnage estimation is related to uncertainties introduced at different phases of exploration. An exploration program comprises several stages of progressive data collection, analysis, and estimation, including: ⦁ Geological data collection ⦁ Geotechnical data collection ⦁ Sampling and assaying procedures ⦁ Bulk density determination ⦁ Geological interpretation and modeling ⦁ Tonnage and quality estimation ⦁ Validation Error may be introduced at any phase. Data acquisition and methodologies should be properly documented and subject to regular quality control and assurance protocols at all stages, from field acquisition through resource estimation. Managing uncertainty requires frequent review of process standards, conformance, correctional action, and continuous improvement planning. Risk can be minimized with consistent exploration practices that provide transparent, backwards traceable results that ultimately deliver admissible resource estimates for tonnage and quality.

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 46 As discussed in Sections 8.0 and 9.0, it is WEIR’s opinion that Ramaco’s methodology of data acquisition, record-keeping, and QA/QC protocols are adequate and reasonable for tonnage and grade estimation related to the REE Exploration Target. The drill hole data and quality assays of REE attributes at the Brook Mine Property is demonstrated to be professionally developed, well maintained, quantitative, and qualitative data. WEIR finds no material reason, regarding geologic uncertainty, that would prohibit acceptably accurate estimation of mineral tonnage or grade. 7.7 ADDITIONAL COMMODITIES OR MINERAL EQUIVALENT At the time of this TRS, Ramaco is not including Scandium (Sc) in its analysis. Due to sampling limitations, there is not reliable analytical information on the concentration of Sc, if any, in the core samples. Concentrations of Uranium (U) and Thorium (Th), radioactive contaminants, were sampled during XRF scanning. While not as accurate as the ICP scanning for these elements, XRF reported concentrations of U and Th are believed to be within a margin of error of +/- 10 percent. These results indicate these elements exist in extremely low, unharmful quantities. Concentrations ranged between 0.0 ppm and 56.0 ppm, with a mean of 4.8 ppm. In addition to the REEs, there is subbituminous coal of interest within the REE Exploration Target that would likely be extracted to obtain the REEs. Future updates upon completion of the drilling program for the REE Exploration Target will likely include estimates of coal tonnage.

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 47 8.0 SAMPLE PREPARATION, ANALYSES, AND SECURITY 8.1 SAMPLE PREPARATION METHODS, ANALYSIS, AND QUALITY CONTROL Relative to the drilling overseen by Ramaco, once 3-inch diameter core samples are obtained, the cores are placed in plastic sleeves or tubing, measured and marked every two feet, photographed, and logged. The sleeved cores are transferred to a cardboard core box and labeled. Full core boxes are closed, secured, and transported to one of two secure storage locations. At the secure locations, the full boxes are checked in and added to the secure storage location inventory. Subsequently, and at a Ramaco secure location, cores are logged by geologic technicians and then reviewed by a professional geologist. Ramaco is conducting on-site XRF scanning. In order to prepare cores for sampling/scanning, the cores are dried for 24 hours, then broken into 3-inch disks. Samples are taken near the center of each disk. In some cases, core recovery consists of broken material. In these instances, a sample of the broken material will be taken and scanned with the scanner dismounted from the stand. Ramaco utilizes an Olympus Vanta handheld XRF device and employs a three-beam scanning protocol. After two feet of core have been scanned, two check samples selected are scanned, two times each. All data collected is logged and identified with the hole number and footage. The XRF scanning technology only provides reliable analysis of Lanthanum, Cerium, and Yttrium (LaCeY). It does not detect or accurately determine the concentration levels of most of the remaining REEs. However, utilizing Ramaco’s ICP sampling, which is an analytical technique that can be used to measure elements at trace levels, a very strong correlation has been measured between LaCeY and TREE concentrations (R2 = 0.9908). Based on the available ICP sampling results, a regression of LaCeY versus TREE was prepared and is displayed below on Figure 8.1-1.

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 48 Figure 8.1-1 LaCeY versus TREE Regression Analysis Given this relationship, Ramaco utilizes LaCeY results from its XRF scanning as a representative marker of areas to subject to confirmatory sampling with ICP analysis. Generally, ICP analysis is performed where samples are extracted from XRF scanned areas where LaCeY and Y concentrations are greater than 250 and 30 ppm, respectively, and where the sample is located within approximately one foot above or below clay or carbonaceous clay seam boundaries. From these selected areas, a cross section sample of at least 200 grams is taken. Half of the sample is retained, packaged, and returned to the core box and the other half is packaged for transport to third-party laboratories. Third-party ICP testing has been conducted at one of the laboratories listed in Table 8.1-1 as follows:

Technical Report Summary
Brook Mine Property - Rare Earth Element Exploration Target
Prepared for Ramaco Resources, Inc.

Table 8.1-1 ICP Testing Laboratories

Laboratory	Contact	Address
University of North Dakota	Xiaodong Hou Research Associate Professor Institute of Energy Studies	Leonard Hall Room 300 81 Cornell Stop 8153 Grand Forks, ND 58202-8153
SGS North America Inc. Natural Resources Geochemistry Laboratory	Byron Caton Natural Resources-Mineral Branch Manager	4665 Paris Street Suite B-200 Denver, Colorado 80239
US Department of Energy, National Energy Technology Laboratory	Evan Granite	626 Conchrans Mill Road Pittsburg, Pennsylvania 15236

The NETL served as the initial laboratory for Ramaco's ICP testing, however, for the 100-hole exploration program, Ramaco has utilized UND and SGS interchangeably based on availability at each facility.

All three laboratories have documented procedures on chain of custody verification and sample receipts, login, preparation, storage, and disposal.

The NETL and SGS both utilize the ICP-Mass Spectrometry (ICP-MS) technology for elemental analysis, employing a Sodium Peroxide Fusion process in preparing samples for testing. The UND utilizes an ICP-Optical Emission Spectrometry (ICP-OES) technology for elemental analysis, employing microwave acid digestion in preparing samples for testing.

The minimum limits of detection associated with each laboratory elemental ICP analysis are summarized in Table 8.1-1 as follows:

May 2, 2023 Page 49

Technical Report Summary
Brook Mine Property - Rare Earth Element Exploration Target
Prepared for Ramaco Resources, Inc.

Table 8.1-2 ICP Assay Minimum Limits of Detection

			Minimum Limits of Detection (ppm)		
		Atomic	ICP-MS		ICP-OES
Symbol	Element	Number	SGS	NETL	UND
Sc	Scandium	21	n/a	n/a	0.050
Y	Yttrium	39	0.500	4.000	3.330
La	Lanthanum	57	0.500	0.300	0.500
Ce	Cerium	58	0.500	0.060	3.330
Pr	Praseodymium	59	0.100	0.050	0.020
Nd	Neodymium	60	0.300	0.050	1.000
Pm	Promethium	61	n/a	0.100	n/a
Sm	Samarium	62	0.100	0.040	1.300
Eu	Europium	63	0.050	0.020	2.600
Gd	Gadolinium	64	0.100	0.040	0.500
Tb	Terbium	65	0.050	0.007	0.700
Dy	Dysprosium	66	0.100	0.050	0.600
Ho	Holmium	67	0.050	0.007	0.800
Er	Erbium	68	0.100	0.030	0.100
Tm	Thulium	69	0.050	0.007	0.080
Yb	Ytterbium	70	0.100	0.010	3.330
Lu	Lutetium	71	0.050	0.007	0.400

Quality Control is generally analyzed on a 10 percent basis with certified reference materials, sample duplicates, Continuing Calibration Verification (CCV), and blanks.

WEIR has determined the sample preparation, security, and analysis procedures used for the REE Exploration Target's drill hole samples meet industry standards and practices for quality testing, with laboratory results suitable to use for geological modeling.

May 2, 2023 Page 50

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 51 9.0 DATA VERIFICATION 9.1 DATA VERIFICATION PROCEDURES Ramaco provided WEIR copies of all available drilling records for its REE Exploration Target, which included Excel spreadsheets, driller’s log, field geologist’s logs, core photographs, quality results sheets from the REE quality laboratories, as well as drawing files or PDFs of the e-logs. Each hole in the database was individually checked by WEIR against a copy of the driller’s and/or geologist’s log to confirm data accuracy. Geological reviews performed by WEIR included: • Drill hole lithology database comparison to geophysical logs • Drill hole REE quality database comparison to quality certificates After completing the precursory verifications and validations described, the drill hole data was loaded into Datamine’s MineScape® Stratmodel, a geological modeling software. MineScape provides robust error checking features during the initial data load, which include confirmations of seam continuity, total depth versus hole header file data, interval overlap, and quality sample continuity with REE zones. Once the drill hole data was loaded, a stratigraphic model was created. Several further verifications were then possible, which included: • Creating cross sections through the model to visually inspect if anomalies occur due to miscorrelation of seams • Creating structural and quality contour plots to visually check for other anomalies due to faulty seam elevations or quality data entry mistakes in the drill hole database Typical errors that may impact reserve and resource estimatesrelate to discrepancies in original data entry, and may include: • Incorrect drill hole coordinates (including elevation) • Mislabeled drill hole lithology • Unnoticed erroneous quality analyses where duplicate analyses were not requested • Excessive drill hole core loss

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 52 WEIR conducted a detailed independent geological evaluation of data provided by Ramaco to identify and correct errors of the nature listed above. Where errors are identified and cannot be successfully resolved, it is WEIR’s policy to exclude that data from the geological model. Based on WEIR’s geological evaluation of data provided, nine drill holes were excluded from the database due to duplicate locations. In these instances, the drill hole with the greatest depth and detail was retained in the model. Two drill holes were not included in the model as a result of the coal being on fire, and thus no meaningful logs were available. The XRF scanning technology only provides reliable analysis of Lanthanum, Cerium, and Yttrium (LaCeY). It does not detect or accurately determine the concentration levels of most of the remaining REEs. As such, no XRF data was incorporated into the geological model utilized in estimating REE tonnage and grade, but rather, the model relied on results of the ICP sampling analyses. All available ICP sampling analyses were included in the drill hole quality database. 9.2 DATA VERIFICATION LIMITATIONS Limitations of data verification included incomplete or missing records for some drill holes. The primary reason for this situation is incomplete data transfers upon change in property ownership. Based on its modeling results, WEIR found some of the drill holes with incomplete data, for example lacking geologist’s logfiles and/or e-logs, to be consistent with the deposit and appropriate to include in WEIR’s geological model. 9.3 ADEQUACY OF DATA It is WEIR’s opinion that the adequacy of sample preparation, security, and analytical procedures for holes and procedures that were drilled by Ramaco after acquiring the property are acceptable and that these procedures meet typical industry standards. Ramaco employs detailed process and procedures, described in Section 8.0 that are followed each time a core hole is to be sampled. The geologist’s logs for these holes contain sampling descriptions and lithologic descriptions that are sufficiently detailed to ascertain that an experienced geologist supervised the drilling and sampling. Ramaco REE quality analyses are performed by NETL, SGS, or UND to ASTM standards, as detailed in Section 8.0. The adequacy of sample preparation, security, and analytical procedures are generally unknown for drill holes that were drilled prior to Ramaco acquiring the property in 2011. However, the geologist’s logs for these holes contain sampling descriptions and lithologic

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 53 descriptions that are sufficiently detailed to ascertain that an experienced geologist supervised the drilling and sampling. All REE quality analyses have been performed since Ramaco’s acquisition of the property and these analyses have followed the procedures detailed in Section 8.0. The legacy drill hole information was not used for REE quality analyses, however, the drill holes were used for coal seam structure and thickness modeling. Model verifications further support WEIR’s high level of confidence that a representative, valid, and accurate drill hole database and geological model have been generated for the REE Exploration Target that can be relied upon to estimate REE tonnage to an accuracy that is acceptable for this report’s specified standards.

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 54 10.0 MINERAL PROCESSING AND METALLURGICAL TESTING Mineral processing of mined coal and REEs related to this Exploration Target has not yet been defined. [The remainder of this page is intentionally left blank]

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 55 11.0 MINERAL RESOURCE ESTIMATES Exploration Target tonnage estimates reported are not Mineral Resources or Mineral Reserves, and do not meet the threshold for reserve modifying factors, such as estimated economic viability, that would allow for conversion to Mineral Reserves. There is no certainty that any part of the Exploration Target tonnage estimates will be converted into Mineral Resources or Mineral Reserves. [The remainder of this page is intentionally left blank]

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 56 12.0 MINERAL RESERVE ESTIMATES Exploration Target tonnage estimates reported are not Mineral Resources or Mineral Reserves, and do not meet the threshold for reserve modifying factors, such as estimated economic viability, that would allow for conversion to Mineral Reserves. There is no certainty that any part of the Exploration Target tonnage estimates will be converted into Mineral Resources or Mineral Reserves. [The remainder of this page is intentionally left blank]

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 57 13.0 MINING METHODS Mining methods related to this Exploration Target have not been defined. [The remainder of this page is intentionally left blank]

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 58 14.0 PROCESSING AND RECOVERY METHODS Processing and recovery methods related to this Exploration Target have not been defined. [The remainder of this page is intentionally left blank]

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 59 15.0 INFRASTRUCTURE Necessary infrastructure related to this Exploration Target has not been defined. [The remainder of this page is intentionally left blank]

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 60 16.0 MARKET STUDIES A marketing study related to this Exploration Target has not yet been completed. [The remainder of this page is intentionally left blank] ..

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 61 17.0 ENVIRONMENTAL STUDIES, PERMITTING, AND LOCAL INDIVIDUALS OR GROUPS AGREEMENTS Ramaco was issued Permit No. 841-T1 on July 7, 2020 by the Land Quality Division of the Wyoming Department of Environmental Quality for surface mining in Sheridan County, Wyoming. Permit No. 841-T1 consists of 4,549 acres. Additionally, Ramaco was issued Air Quality Permit P0025939 on July 20, 2020 by the Air Quality Division of the Wyoming Department of Environmental Quality for the Brook Mine, as also described in Wyoming Permit No. 841-T1. At this stage in the project development, no environmental or social impact studies have been completed. [The remainder of this page is intentionally left blank]

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 62 18.0 CAPITAL AND OPERATING COSTS Capital and operating costs related to this Exploration Target have not been developed. [The remainder of this page is intentionally left blank]

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 63 19.0 ECONOMIC ANALYSIS An economic analysis related to this Exploration Target has not been developed. [The remainder of this page is intentionally left blank]

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 64 20.0 ADJACENT PROPERTIES This TRS does not include any estimates of REE tonnage associated with adjacent controlled or uncontrolled properties.

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 65 21.0 OTHER RELEVANT DATA AND INFORMATION Conducting a due diligence investigation relative to the mineral and surface rights of Ramaco’s proposed mining operations was not part of WEIR’s scope of work. This TRS is based on Ramaco controlling, by lease or ownership, or having the ability to acquire the REE resources and surface lands necessary to support its mine plans. The ability of Ramaco, or any mining company, to achieve production and financial projections is dependent on numerous factors. These factors primarily include site-specific geological conditions, the capabilities of management and mine personnel, level of success in acquiring reserves and surface properties, mineral sales prices and market conditions, environmental issues, securing permits and bonds, and developing and operating mines in a safe and efficient manner. Unforeseen changes in legislation and new industry developments could substantially alter the performance of any mining company. Mining is carried out in an environment where not all events are predictable. While an effective management team can identify known risks and take measures to manage and/or mitigate these risks, there is still the possibility of unexpected and unpredictable events occurring. It is not possible therefore to totally remove all risks or state with certainty that an event that may have a material impact will not occur.

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 66 22.0 INTERPRETATIONS AND CONCLUSIONS Since 2019, Ramaco has been exploring the potential of a REE deposit within its Brook Mine Property. Each successive exploration program since then has added continued definition of the deposit. While the current exploration program is ongoing, as of April 30, 2023, there is sufficient data to clearly define the Brook Mine Property REE Exploration Target. The Brook Mine Property Exploration Target in-place TREO tonnage as of April 30, 2023, ranges from 636 to 795 thousand tons, with a grade ranging from 245 to 307 ppm. The PMREE and SMREE are estimated to represent 22.6 and 5.2 percent of the TREOs, respectively. While REOs exist in both the coal and interburden zones modeled, the REOs are concentrated to a higher degree within the interburdens, with over 65 percent of the estimated REO tonnage located within clay and siltstone formations. Ramaco’s sample collection, preparation, security, and testing protocols are well documented and suffice to provide consistent, reliable, and verifiable data. As with any exploration state mineral mining project, there are risks and uncertainties associated with TREO tonnage and grade estimates. While existing drill hole density provides strong confidence in structural modeling, continued ICP testing will necessarily fill-in existing gaps in the modeling of REO concentrations. Regardless of the care taken in defining this Exploration Target, tonnage estimates reported throughout this TRS are not Mineral Resources or Mineral Reserves and do not meet the threshold for reserve modifying factors that would allow for conversion to Mineral Reserves. There is no certainty that any part of the Exploration Target tonnage estimates will be converted into Mineral Resources or Mineral Reserves.

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 67 23.0 RECOMMENDATIONS Ramaco has indicated it intends to continue its REE exploration efforts throughout areas of the Brook Mine Property, beyond the existing permit area which serves as the boundary for this Exploration Target. In continuing its exploration programs, Ramaco should consider the following: • Continue to employ an experienced geologist to log core holes, measure core recovery, and complete sampling. • Maintain current practices on core drilling, chain of custody, sample collection, preparation, security, XRF scanning, ICP testing, and geological modeling • Utilize the existing geological model to assist in targeting areas with low REE concentration data coverage within a stratigraphic zone • Geophysically log drill holes to verify strata and thickness

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 68 24.0 REFERENCES References used in preparation of this TRS are as follows: • A Geo-Data Science Method for Assessing Unconventional Rare-Earth Element Resources in Sedimentary Systems, National Resources Research, 2023 • Towards A Geo-Data Science Method for Assessing Rare-Earth Element and Critical Mineral Occurrences in Coal and Other Sedimentary Systems, National Energy Technology Laboratory, July 22, 2021 • Seredin, V. V., & Dai, S. (2012). Coal deposits as potential alternative sources for lanthanides and yttrium. International Journal of Coal Geology, 94, 67–93. • John T. Boyd Company report, Potentially Strip Mineable Coal Reserves Contained on the Sheridan-Wyoming Coal Company Property, November 20, 1979, • Golder Associates, Ramaco Mineral Property, Sheridan, Wyoming Interim Report, March 9, 2012 • Rose, K., Update on the NETL’s analysis of Brook Mine cores under Umbrella CRADA: AGMT-0787, PTS #2: AGMT-0875, October 1, 2020 Websites Referenced: • Securities and Exchange Commission - Modernization of Property Disclosures for Mining Registrants - Final Rule Adoption https://www.sec.gov/rules/final/2018/33-10570.pdf

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 69 25.0 RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT In preparing this report, WEIR relied upon data, written reports and statements provided by the registrant. It is WEIR’s belief that the underlying assumptions and facts supporting information provided by the registrant are factual and accurate, and WEIR has no reason to believe that any material facts have been withheld or misstated. WEIR has taken all appropriate steps, in its professional opinion, to ensure the information provided by the registrant is reasonable and reliable for use in this report. The registrant’s technical and financial personnel provided information as summarized in Table 25.1 as follows: Table 25.1 Information Relied Upon from Registrant Category Information Report Section Legal Mineral control and surface rights 3

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 70 APPENDIX A REE EXPLORATION TARGET, GEOLOGICAL CROSS SECTIONS

Technical Report Summary Brook Mine Property - Rare Earth Element Exploration Target Prepared for Ramaco Resources, Inc. May 2, 2023 Page 71 APPENDIX B DRILL HOLE DATABASE

APPENDIX B

Brook Mine REE Drilling Programs Overview

Drillhole Name	Easting (Ft)	Northing (Ft)	Elevation (Ft)	Total_Depth (Ft)	Hole Type	Drilling Program Year and Series	Average Ore Total REE Level (PPM-XRF)	Ore Thickness (Ft)	Maximum Ore Total REE Level (PPM-XRF)	ICP Analyses Avalable
578407-SE1-1C	1,389,753	1,940,402	4,006	400	Rotary Core	2022 100-Hole Program	0	-	-	
578408-REE-1C	1,391,088	1,941,970	3,958	180	Core	2021 14-Hole Program	318	62.3	1,354	✓
578408-REE-2C	1,394,423	1,941,812	3,885	130	Core	2021 14-Hole Program	305	36.3	1,441	
578408-SE1-1C	1,393,025	1,942,402	3,905	347	Core	2022 100-Hole Program	0	-	-	
578408-SE1-2C	1,394,032	1,942,410	3,884	130	Core	2022 100-Hole Program	190	43.5	573	✓
578408-SE1-3C	1,395,027	1,942,461	3,815	90	Core	2022 100-Hole Program	0	-	-	
578408-SE1-4C	1,393,031	1,941,453	4,020	170	Core	2022 100-Hole Program	206	94.8	637	✓
578408-SE1-5C	1,394,050	1,941,423	3,952	180	Core	2022 100-Hole Program	0	-	-	
578408-SE1-6C	1,395,033	1,941,463	3,906	170	Core	2022 100-Hole Program	0	-	-	
578408-SE1-7C	1,393,034	1,940,426	3,937	370	Core	2022 100-Hole Program	0	-	-	
578408-SE1-8C	1,394,039	1,940,452	3,940	210	Core	2022 100-Hole Program	0	-	-	
578408-SE1-9C	1,395,035	1,940,457	3,896	200	Rotary Core	2022 100-Hole Program	191	119.8	1,161	✓
578408-SW1-1C	1,390,982	1,941,289	4,015	200	Rotary Core	2022 100-Hole Program	403	172.0	1,519	
578408-SW1-2C	1,392,030	1,941,465	4,025	210	Core	2022 100-Hole Program	0	-	-	
578408-SW1-3C	1,390,991	1,940,457	4,061	295	Core	2022 100-Hole Program	0	-	-	
578408-SW1-4C	1,392,005	1,940,467	3,968	190	Core	2022 100-Hole Program	0	-	-	
578408-SW1-5C	1,391,172	1,941,935	3,955	220	Core	2022 100-Hole Program	0	-	-	
578409-NW1-2C	1,396,058	1,942,458	3,762	180	Core	2022 100-Hole Program	217	66.3	898	✓
578409-REE-1C	1,398,010	1,941,666	3,748	100	Core	2021 14-Hole Program	244	33.0	1,129	
578409-SE1-3C	1,398,845	1,941,338	3,720	260	Core	2022 100-Hole Program	0	-	-	
578409-SE1-4C	1,400,040	1,941,464	3,848	560	Core	2022 100-Hole Program	0	-	-	
578409-SE1-5C	1,399,035	1,940,455	3,754	180	Core	2022 100-Hole Program	0	-	-	
578409-SE1-6C	1,399,886	1,940,199	3,700	320	Core	2022 100-Hole Program	0	-	-	
578409-SW1-2C	1,396,029	1,941,445	3,819	130	Core	2022 100-Hole Program	0	-	-	
578409-SW1-3C	1,397,077	1,941,464	3,757	120	Core	2022 100-Hole Program	0	-	-	
578409-SW1-4C	1,397,038	1,940,461	3,879	270	Core	2022 100-Hole Program	255	138.8	919	✓
578409-SW1-5C	1,398,035	1,940,455	3,793	250	Core	2022 100-Hole Program	359	85.3	696	✓
578410-SW1-1C	1,401,032	1,941,456	3,930	460	Core	2022 100-Hole Program	245	2.8	787	
578410-SW1-2C	1,402,026	1,940,456	3,821	120	Core	2022 100-Hole Program	0	-	-	
578415-MST-1C	1,402,559	1,937,958	3,660	180	Rotary Core	2019 6-Hole Program	0	-	-	✓
578415-NW1-1C	1,400,922	1,938,971	3,679	330	Rotary Core	2022 100-Hole Program	0	-	-	
578415-NW1-2C	1,402,021	1,939,459	3,821	75	Rotary Core	2022 100-Hole Program	0	-	-	
578415-NW1-4C	1,401,653	1,938,867	3,667	390	Rotary Core	2022 100-Hole Program	409	94.8	900	
578415-REE-1C	1,404,292	1,936,078	3,600	150	Core	2021 14-Hole Program	220	19.3	1,200	✓
578417-MST-1C	1,391,364	1,939,152	3,930	157	Core	2019 6-Hole Program	283	6.5	763	
578417-NE1-1C	1,393,007	1,939,453	3,880	150	Core	2022 100-Hole Program	0	-	-	
578417-NE1-2C	1,394,043	1,939,513	3,858	160	Core	2022 100-Hole Program	181	38.8	1,086	✓
578417-NE1-3C	1,393,052	1,938,467	3,932	340	Rotary Core	2022 100-Hole Program	273	131.3	1,528	✓
578417-NW1-1C	1,390,747	1,939,318	4,001	210	Rotary Core	2022 100-Hole Program	0	-	-	
578417-NW1-2C	1,392,040	1,939,451	3,902	140	Core	2022 100-Hole Program	0	-	-	
578417-NW1-3C	1,391,022	1,938,503	3,982	251	Rotary Core	2022 100-Hole Program	0	-	-	
578417-NW1-4C	1,392,027	1,938,470	3,860	150	Core	2022 100-Hole Program	0	-	-	
578417-NW1-5C	1,391,081	1,937,494	3,963	270	Rotary Core	2022 100-Hole Program	402	33.9	9,006	✓
578417-REE-1C	1,394,133	1,938,440	3,842	212	Core	2021 14-Hole Program	278	51.5	2,070	
578418-NE1-1C	1,387,854	1,938,890	4,001	315	Rotary Core	2022 100-Hole Program	0	-	-	
578418-NE1-2C	1,389,904	1,939,265	3,947	140	Rotary Core	2022 100-Hole Program	267	30.5	918	✓
578418-NE1-3C	1,388,033	1,938,457	3,961	250	Rotary Core	2022 100-Hole Program	269	42.5	1,029	✓
578418-NE1-4C	1,389,934	1,938,499	3,910	330	Rotary Core	2022 100-Hole Program	252	165.0	958	
578418-NE1-5C	1,388,027	1,937,439	3,932	370	Rotary Core	2022 100-Hole Program	0	-	-	
578418-NE1-6C	1,389,026	1,937,508	3,929	190	Rotary Core	2022 100-Hole Program	0	-	-	
578418-NW1-3C	1,386,928	1,938,587	3,805	150	Rotary Core	2022 100-Hole Program	0	-	-	
578418-NW1-4C	1,384,873	1,937,447	3,740	170	Rotary Core	2022 100-Hole Program	0	-	-	
578418-NW1-5C	1,386,547	1,936,897	3,900	240	Rotary Core	2022 100-Hole Program	229	34.0	823	
578418-NW1-6C	1,387,003	1,937,550	3,900	180	Rotary Core	2022 100-Hole Program	0	-	-	
578418-REE-1C	1,387,300	1,936,963	3,910	274	Core	2021 14-Hole Program	250	22.3	1,251	✓
578418-REE-2C	1,389,613	1,937,609	3,922	161	Core	2021 14-Hole Program	357	48.0	1,336	✓
578418-REE-3C	1,385,393	1,935,843	3,760	205	Core	2019 6-Hole Program	149	52.9	317	✓
578418-SE1-1C	1,388,180	1,936,374	3,916	230	Rotary Core	2022 100-Hole Program	173	39.8	1,251	✓
578418-SE1-2C	1,389,063	1,936,428	3,910	200	Rotary Core	2022 100-Hole Program	0	-	-	
578418-SE1-3C	1,390,118	1,936,555	3,812	270	Rotary Core	2022 100-Hole Program	252	231.8	6,961	✓
578418-SE1-4C	1,388,029	1,935,455	3,837	370	Rotary Core	2022 100-Hole Program	0	-	-	
578418-SW1-2C	1,387,044	1,936,450	3,900	210	Rotary Core	2022 100-Hole Program	0	-	-	
578418-SW1-3C	1,387,161	1,935,702	3,880	206	Rotary Core	2022 100-Hole Program	0	-	-	
578510-NE1-1C	1,373,819	1,942,938	3,943	130	Core	2022 100-Hole Program	312	56.8	1,798	✓
578510-REE-1C	1,371,566	1,941,941	3,968	90	Core	2021 14-Hole Program	285	43.0	1,177	
578510-REE-2C	1,375,035	1,943,462	3,938	90	Core	2021 14-Hole Program	249	23.5	1,282	
578510-SE1-1C	1,373,059	1,942,491	3,969	171	Core	2022 100-Hole Program	356	88.3	1,828	✓
578510-SE1-2C	1,372,602	1,941,641	3,880	80	Core	2022 100-Hole Program	304	31.8	1,048	✓

Drillhole Name	Easting (Ft)	Northing (Ft)	Elevation (Ft)	Total_Depth (Ft)	Hole Type	Drilling Program Year and Series	Average Ore Total REE Level (PPM-XRF)	Ore Thickness (Ft)	Maximum Ore Total REE Level (PPM-XRF)	ICP Analyses Avalable
578510-SE1-3C	1,373,785	1,940,185	3,907	150	Core	2022 100-Hole Program	278	81.0	1,089	
578510-SE1-4C	1,374,705	1,940,195	3,817	70	Core	2022 100-Hole Program	275	10.8	787	✓
578510-SW1-1C	1,372,037	1,941,487	3,952	161	Core	2022 100-Hole Program	303	88.8	1,663	✓
578511-MST-1C	1,375,000	1,942,546	3,967	190	Core	2019 6-Hole Program	276	13.6	3,276	
578511-MST-2C	1,376,962	1,941,063	3,930	240	Rotary Core	2019 6-Hole Program	0	-	-	
578511-REE-1C	1,378,391	1,941,545	3,882	130	Core	2021 14-Hole Program	293	42.2	1,285	
578511-SE1-2C	1,377,865	1,940,397	3,904	170	Core	2022 100-Hole Program	265	111.1	1,233	✓
578511-SE1-4C	1,380,036	1,940,455	3,840	110	Rotary Core	2022 100-Hole Program	327	32.0	1,446	
578511-SW1-1C	1,375,276	1,941,475	4,015	190	Core	2022 100-Hole Program	248	69.8	1,620	✓
578511-SW1-2C	1,376,011	1,941,447	3,949	200	Core	2022 100-Hole Program	339	76.8	1,296	✓
578511-SW1-3C	1,376,744	1,941,378	3,944	200	Core	2022 100-Hole Program	318	64.3	2,596	
578511-SW1-4C	1,376,270	1,940,838	3,969	220	Core	2022 100-Hole Program	323	68.8	1,989	✓
578511-SW1-5C	1,376,981	1,940,473	3,927	320	Core	2022 100-Hole Program	340	189.8	1,948	✓
578512-REE-1C	1,382,647	1,943,185	3,948	140	Core	2021 14-Hole Program	298	18.5	1,578	
578513-MST-1C	1,380,758	1,939,272	3,873	160	Rotary Core	2019 6-Hole Program	0	-	-	
578513-NE1-1C	1,383,178	1,938,010	3,765	100	Rotary Core	2022 100-Hole Program	0	-	-	
578513-NE1-2C	1,384,028	1,937,468	3,780	180	Rotary Core	2022 100-Hole Program	377	21.3	876	
578513-NW1-2C	1,381,030	1,938,660	3,837	106	Rotary Core	2022 100-Hole Program	150	32.3	363	
578513-REE-1C	1,382,195	1,938,541	3,775	70	Core	2021 14-Hole Program	254	14.3	1,426	
578513-SE1-2C	1,384,199	1,936,776	3,805	220	Rotary Core	2022 100-Hole Program	0	-	-	
578514-NE1-1C	1,378,082	1,939,487	3,879	170	Core	2022 100-Hole Program	286	61.0	1,290	✓
578514-NE1-4C	1,378,185	1,938,554	3,783	100	Core	2022 100-Hole Program	0	-	-	
578514-NE1-7C	1,378,009	1,937,447	3,838	180	Core	2022 100-Hole Program	312	93.8	1,371	✓
578514-NW1-1C	1,375,896	1,939,223	3,772	80	Core	2022 100-Hole Program	389	56.5	1,594	✓
578514-NW1-2C	1,377,005	1,939,448	3,885	170	Core	2022 100-Hole Program	301	82.8	2,317	
578514-NW1-3C	1,376,920	1,938,826	3,881	190	Core	2022 100-Hole Program	0	-	-	
578514-NW1-4C	1,375,953	1,937,565	3,803	150	Core	2022 100-Hole Program	340	65.5	1,950	✓
578514-NW1-5C	1,376,515	1,938,307	3,738	110	Core	2022 100-Hole Program	284	52.0	1,363	✓
578514-REE-1C	1,378,450	1,938,712	3,808	120	Core	2021 14-Hole Program	270	102.5	1,366	
578515-NE1-1C	1,374,195	1,939,748	3,882	210	Core	2022 100-Hole Program	337	99.1	1,473	✓
578515-NE1-2C	1,374,901	1,938,595	3,824	120	Core	2022 100-Hole Program	294	45.8	1,102	
578515-REE-1C	1,374,814	1,939,560	3,860	90	Core	2021 14-Hole Program	304	42.0	1,075	
AMBRE-01	1,404,182	1,926,675	3,777	429	Core	Coal Only				
AMBRE-02	1,396,482	1,941,968	3,763	120	Rotary Core	Coal Only				
AMBRE-03	1,398,010	1,941,666	3,733	96	Rotary Core	Coal Only				
AMBRE-04	1,399,137	1,940,708	3,705	120	Rotary Core	Coal Only				
AMBRE-05	1,403,816	1,930,591	3,776	385	Core	Coal Only				
AMBRE-06	1,406,023	1,930,041	3,769	421	Core	Coal Only				
AMBRE-07	1,404,191	1,928,721	3,637	290	Core	Coal Only				
AMBRE-09	1,405,721	1,927,958	3,756	421	Core	Coal Only				
AMBRE-10	1,406,244	1,928,575	3,668	325	Core	Coal Only				
AMBRE-11	1,407,042	1,927,056	3,739	501	Core	Coal Only				
R-12001	1,371,566	1,941,941	3,968	90	Core	Coal Only				
R-12002	1,375,001	1,942,448	3,968	140	Rotary Core	Coal Only				
R-12003	1,374,802	1,939,566	3,860	142	Rotary Core	Coal Only				
R-12004	1,376,936	1,941,072	3,930	240	Rotary Core	Coal Only				
R-12005	1,378,440	1,938,708	3,808	110	Rotary Core	Coal Only				
R-12006	1,387,320	1,936,963	3,910	300	Rotary Core	Coal Only				
R-12007	1,378,696	1,939,958	3,872	239	Rotary Core	Coal Only				
R-12008	1,379,695	1,940,359	3,836	201	Rotary Core	Coal Only				
R-12009-A	1,382,420	1,937,437	3,806	65	Rotary Core	Coal Only				
R-12010	1,382,178	1,941,264	3,781	120	Rotary Core	Coal Only				
R-12011	1,382,195	1,938,541	3,780	82	Rotary Core	Coal Only				
R-12012	1,382,642	1,943,183	3,940	136	Rotary Core	Coal Only				
R-12013	1,383,202	1,940,383	3,975	300	Rotary Core	Coal Only				
R-12014	1,383,638	1,941,970	3,954	220	Rotary Core	Coal Only				
R-12015	1,384,642	1,937,003	3,775	221	Rotary Core	Coal Only				
R-12018-D	1,379,238	1,940,635	3,855	142	Rotary Core	Coal Only				
R-12019-D	1,384,235	1,936,975	3,798	140	Rotary Core	Coal Only				
R-12020	1,380,764	1,939,259	3,860	161	Rotary Core	Coal Only				
R-13001	1,378,883	1,932,122	3,758	220	Rotary Core	Coal Only				
R-13002	1,380,047	1,928,840	3,868	402	Rotary Core	Coal Only				
R-13003	1,377,965	1,926,195	3,867	402	Rotary Core	Coal Only				

Notes:

1) Coordinate System is Wyoming East Central NAD 83
2) Total REE levels related to XRF analyses based on LaCeY regression derived with ICP elemental analysis
3) 31 coal-only drillholes were supplied by Cardno, Inc.
4) 3 drillholes in the 2019 6-hole program did not meet specifications for inclusion in this study for various reasons
5) ICP sample analysis checkbox does not indicate that results have been received